Exhibit 99.3

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE (AS DEFINED HEREIN). ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE, IF APPLICABLE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE RSA EFFECTIVE DATE (AS DEFINED HEREIN), DEEMED BINDING ON ANY OF THE PARTIES HERETO ON THE TERMS DESCRIBED HEREIN.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT is made and entered into as of August 31, 2021 (as amended, supplemented or otherwise modified in accordance with the terms herewith, this “RSA”) by each of:

a.	Sequential Brands Group, Inc. (“Borrower”) and its direct and indirect subsidiaries signatory hereto, including each of the “Loan Parties” (as such term is defined in the Term B Credit Agreement (as defined below)) (collectively, the “Company Parties” or the “Company”); and

b.	Wilmington Trust, National Association, as “Agent,” and the “Lenders” under the Term B Credit Agreement (the “Term B Lenders”), and such Term B Lenders that are signatories hereto (the “Consenting Lenders”, and the Consenting Lenders that represent “Required Lenders” under the Term B Credit Agreement, the “Requisite Consenting Lenders”);

with respect to a restructuring of the Company’s outstanding obligations under the Term B Credit Agreement, and with respect to other claims against and interests in the Company as contemplated by (i) that certain Asset Purchase Agreement, by and among the Borrower and Galaxy Universal LLC attached hereto as Exhibit A (the “Galaxy APA”), (ii) that certain Asset Purchase Agreement, by and among Joe’s Holdings LLC and Centric Brands LLC attached hereto as Exhibit B (the “Centric APA,” together with the Galaxy APA, the “Asset Purchase Agreements”), the Plan Term Sheet attached hereto as Exhibit C (the “Plan Term Sheet”), and the DIP Term Sheet attached hereto as Exhibit D (the “DIP Term Sheet”). The Asset Purchase Agreements and the DIP Term Sheet are expressly incorporated herein by reference and made a part of this RSA as if fully set forth herein. Any reference to this RSA herein shall also include the Asset Purchase Agreements, the Plan Term Sheet, and the DIP Term Sheet.

Each party to this RSA may be referred to as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, the Borrower, the “Guarantors” thereunder, the Term B Lenders and Wilmington Trust, National Association, as agent for the Term B Lenders, are party to that certain Third Amended and Restated Credit Agreement dated as of July 1, 2016 (as amended, restated, supplemented or modified and in effect as of the date hereof, the “Term B Credit Agreement”);1

WHEREAS, the Parties have engaged in arm’s length, good faith discussions with respect to strategic alternative transactions and restructuring of the Company’s capital and equity structure;

WHEREAS, as of the date hereof, the Consenting Lenders hold 100% of the Obligations outstanding under the Term B Credit Agreement (the claims with respect to such Obligations under the Term B Credit Agreement, the “Term B Lender Claims”); and

WHEREAS, the Parties have reached an agreement to implement, and consummate, the Restructuring (as defined herein) in the Chapter 11 Cases to be filed in the Bankruptcy Court on the terms and conditions set forth in this RSA.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties to this RSA, intending to be legally bound hereby, agree as follows:

AGREEMENT

Section 1.      Support of the Restructuring and Definitive Documents.

1.1	Obligations of the Company Parties.

Until the Termination Date (as defined herein), each Company Party agrees to:

(a)	support and take all reasonable actions necessary to implement and consummate the Restructuring contemplated by this RSA and all of the transactions contemplated herein, and not withdraw its tender, support or direction unless otherwise permitted herein; provided, that none of the Company Parties shall be obligated to waive (to the extent waivable by such Company Party) any condition to the consummation of any part of the Restructuring set forth in this RSA or any of the supporting definitive documentation required to consummate the Restructuring, including, without limitation, the documentation set forth in the respective Asset Purchase Agreements, the Plan Term Sheet, and the DIP Term Sheet (such documentation including any amendments, supplements or modifications, the “Definitive Documents”) in each case to be mutually reasonably acceptable in form and substance to the Requisite Consenting Lenders and the Company Parties;

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Term B Credit Agreement.

(b)	negotiate in good faith, execute, perform its obligations under, and consummate the transactions contemplated by the Definitive Documents;

(c)	use best efforts to obtain any and all required governmental, regulatory, permitting, licensing, Bankruptcy Court, or other material third-party approvals or consents, each as applicable and necessary for the Company Parties to implement and/or consummate the Restructuring;

(d)	exercise any and all necessary and appropriate rights, negotiate in good faith, and execute and deliver any and all necessary and appropriate documentation, in furtherance of the Restructuring and the Definitive Documents;

(e)	negotiate in good faith any appropriate additional or alternative provisions or agreements to address any legal, financial, or structural impediment that may arise that would prevent, hinder, impede, or delay, or that are necessary to effectuate the implementation and/or consummation of, the Restructuring;

(f)	not take any action, make any filing or commence any action challenging the validity, enforceability, perfection or priority of or seeking avoidance of the liens securing the Term B Lender Claims;

(g)	other than as permitted pursuant to the Bid Procedures Order and/or any Asset Purchase Agreement (as in effect on the date hereof), not, directly or indirectly, propose, support, solicit, encourage, or initiate, vote for, consent to, or participate in any offer or proposal from, or enter into any agreement with, any Person concerning any actual or proposed sale or alternative transaction other than the Restructuring (any such transaction, an “Alternative Transaction”); provided, that in the event any of the Company Parties receive an offer or proposal for an Alternative Transaction, such Company Party shall (x) be permitted to consider, and respond to, such proposal, including by providing access to non-public information concerning any Company Party or entering into confidentiality agreements or nondisclosure agreements with any Person in connection with such proposal, (y) except as set forth in the Bid Procedures Order and/or any Asset Purchase Agreement, reasonably provide a copy of any written offer or proposal, and/or notice of any oral offer or proposal, for such Alternative Transaction, which shall include the material terms thereof, to the Consenting Parties within two (2) business days of the receipt by the Company Party of such offer or proposal, and (z) except as set forth in the Bid Procedures Order and/or any Asset Sale, to the extent reasonably practicable, promptly provide such information to the Consenting Lenders regarding such proposed Alternative Transaction (including copies of any materials provided to such Company Party hereunder) as requested by the Consenting Lenders to keep the Consenting Lenders substantially contemporaneously informed as to the status and substance of such Alternative Transactions; provided, further, however, that this Section 1.1(g) shall not apply to any Alternative Transaction where (i) the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel in the exercise of its fiduciary duties to pursue an Alternative Transaction and (ii) the proposed recovery to the Consenting Lenders is higher or otherwise better than the proposed recovery pursuant to the Restructuring;

(h)	promptly notify the Consenting Parties of any breach of the Company’s obligations, representations, warranties, or covenants herein that the Company Parties have actual knowledge of by furnishing written notice to the Consenting Parties within two (2) business days of obtaining knowledge of such breach;

(i)	promptly notify the Consenting Lenders of any newly commenced or threatened litigations, investigations, or hearings involving or otherwise affecting the Company Parties;

(j)	provide prompt written notice to the Consenting Parties between the date hereof and the Termination Date, and in no event later than two (2) business days, after (A) obtaining actual knowledge of the occurrence, or failure to occur, of any event, which occurrence or failure could cause any condition precedent contained in this RSA or any other Definitive Document not to be satisfied or become impossible to satisfy; or (B) receipt of any notice from any third party alleging that the consent of such party is or may be required in connection with the transactions contemplated by the Restructuring;

(k)	confer with the Consenting Lenders and their counsel and advisors, as requested during normal business hours on reasonable advance notice to the Company Parties’ representatives and without disruption to the operation of the Company Parties’ business, to report on operational matters, ongoing operations and liquidity and any other matters pertaining to the Company;

(l)	provide, and direct their employees, officers, advisors, counsel and other representatives to provide, the Consenting Lenders and their advisors with (i) reasonable access to the Company’s books and records during normal business hours on reasonable advance notice to the Company Parties’ representatives and without disruption to the operation of the Company Parties’ business, (ii) reasonable access to the management of the Company and the Company’s advisors during normal business hours on reasonable advance notice to such persons and without disruption to the operation of the Company Parties’ business for the purposes of evaluating the Company’s assets, liabilities, operations, businesses, finances, strategies, prospects, and affairs, and (iii) timely responses to diligence requests;

(m)	other than changes in operations resulting from the Restructuring, conduct its business in the ordinary course in a manner that is consistent with past practices, and use commercially reasonable efforts to preserve intact their business organization, relationships with third parties (including lessors, licensors, suppliers, distributors, and customers), and employees (in each instance, subject to modifications and changes as agreed to in writing by the Requisite Consenting Lenders);

(n)	not sell any assets, enter into any new contracts, or modify any existing contracts, in each case outside of the ordinary course of business, without the prior written consent (by email or otherwise) of the Requisite Consenting Lenders;

(o)	maintain their good standing under the laws of the states in which they are incorporated or organized unless otherwise agreed in writing by the Requisite Consenting Lenders;

(p)	not, directly or indirectly, take any actions, or fail to take any actions, where such taking or failing to take actions would be, (i) inconsistent with this RSA or the Definitive Documents or (ii) otherwise inconsistent with, or reasonably expected to prevent, interfere with, delay or impede the implementation and/or consummation of, the Restructuring;

(q)	in connection with an in-court restructuring set forth in the Asset Purchase Agreements and supported by the Consenting Lenders (the “Restructuring”):

(i)	meet the following Chapter 11 Case milestones (the “Milestones”), which Milestones may only be extended with the express prior written consent (by email or otherwise) of the Requisite Consenting Lenders:

(A)	On or prior to the Petition Date, the Debtors shall have entered into the Asset Purchase Agreements (in form and substance satisfactory to the Requisite Consenting Lenders) with each of the respective stalking horse purchaser(s);

(B)	The Petition Date shall have occurred on or before August 31, 2021;

(C)	No later than one (1) calendar day after the Petition Date, the Debtors shall file a motion to approve the Debtors’ consensual use of cash collateral and debtor-in-possession financing facility pursuant to the terms set forth in the DIP Term Sheet (the “DIP Facility”), consistent with the terms of this RSA and the Definitive Documents;

(D)	No later than one (1) business day after the Petition Date, the Debtors shall file a motion (the “Sale Motion”), in form and substance reasonably acceptable to the Requisite Consenting Lenders, requesting (x) an order from the Bankruptcy Court (the “Bid Procedures Order”) (i) approving the proposed bid procedures (the “Bid Procedures”) attached to the Sale Motion related to the sale of assets pursuant to the Asset Purchase Agreements, and (ii) authorizing the Debtors to provide the stalking horse purchaser(s) with the bid protections set forth in the applicable Asset Purchase Agreements, and (y) an order or orders from the Bankruptcy Court (each, a “Sale Order”) approving the sale of the assets of the Debtors to the stalking horse purchaser(s) or such other higher or better bidder(s) determined in accordance with the Bid Procedures (the “Sale(s)”);

(E)	No later than three (3) business days after the Petition Date, the Bankruptcy Court shall have entered an order authorizing the Debtors’ use of cash collateral or the New Money DIP Loans (as defined in the DIP Term Sheet) on an interim basis (such order to be in form and substance acceptable to the Requisite Consenting Lenders, the “Interim Order”);

(F)	No later than twenty-three (23) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Bid Procedures Order;

(G)	No later than twenty-three (23) calendar days after the Petition Date, the Bankruptcy Court shall have entered an order approving the Debtors’ use of cash collateral and DIP Facility on a final basis pursuant to a final order in form and substance acceptable to the Requisite Consenting Lenders (the “Final DIP Order”, together with the Interim Order, the “DIP Orders”);

(H)	The Debtors shall establish a date that is no later than fifty-five (55) calendar days after the Petition Date as the deadline for the submission of binding bids with respect to each of the Sale(s);

(I)	No later than sixty (60) calendar days after the Petition Date, the Debtors shall complete an auction (the “Auction”) for substantially all of its assets, in accordance with the Bid Procedures; provided that if there is no higher or better offer submitted in comparison to the stalking horse bid(s), no auction shall be held;

(J)	No later than sixty-five (65) calendar days after the Petition Date, the Bankruptcy Court shall have entered one or more Sale Order(s) approving each of the winning bid(s) resulting from the auction which any such order shall be in form and substance acceptable to the Requisite Consenting Lenders;

(K)	Approval of the Sale(s), including consummation of the transactions contemplated thereby, shall occur no later than the date that is seventy-five (75) calendar days after the Petition Date (the “Outside Date”);

(L)	No later than 100 days after the Petition Date, the Bankruptcy Court shall have entered an order approving the disclosure statement and approving voting and solicitation procedures with respect to the Liquidating Plan (as defined in the Plan Term Sheet), in form and substance satisfactory to the Requisite Consenting Lenders;

(M)	No later than 145 days after the Petition Date, the Bankruptcy Court shall have entered an order confirming the Liquidating Plan (the “Confirmation Order”), which confirmation order shall be in form and substance satisfactory to the Requisite Consenting Lenders; and

(N)	No later than 14 days after entry of the Confirmation Order, the Liquidating Plan Effective Date (as defined in the Plan Term Sheet) shall have occurred (the “Effective Date”).

provided that, if the date to complete the Auction is modified, the dates in Section 1.1(q)(i)(L)-(N) shall be modified by the same number of days as such modification to the date to complete the Auction.

(ii)	unless otherwise provided herein, provide the Consenting Lenders and their advisors (a) draft copies of all (I) first day motions or applications and corresponding proposed orders and other documents that the Company intends to file with the Bankruptcy Court on the Petition Date, (II) motions, applications and corresponding proposed orders and documents relating to the DIP Facility and exit financing, (III) the Sale and Bidding Procedures Motion, and corresponding motions, applications and proposed orders seeking approval of the same, in each case, relating to the transactions contemplated pursuant to the Galaxy APA and the Centric APA, and (IV) the Liquidating Plan, accompanying disclosure statement, confirmation order, and corresponding pleadings; and (b) draft copies of all other material motions and applications and corresponding proposed orders that the Company intends to file with the Bankruptcy Court after the Petition Date, subject to the limitations set forth in the Bid Procedures, including with respect to any Consenting Lender acting as a prospective, potential, or qualified bidder thereunder, in the case of the foregoing (a) at least five (5) calendar days prior to the date on which the Company intends to file such pleading, and in the case of the foregoing (b) at least two (2) business days prior to the date on which the Company intends to file such pleading; provided, that if delivery of such motions, applications and proposed orders set forth in clause (b) two (2) business days in advance of filing is not reasonably practicable, such motions, applications and proposed orders shall be delivered as soon as reasonably practical prior to filing; provided, further, that (x) the final filing version of any such pleading and/or corresponding order, as applicable, shall be in form and substance reasonably acceptable to the Requisite Consenting Lenders and the Company Parties, and (y) the Company Parties shall not be required to file any pleading or other document unless such pleading or other document is consistent with this RSA;

(iii)	file and prosecute a formal objection to any motion filed with the Bankruptcy Court by a party-in-interest seeking the entry of an order (a) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code), (b) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, or (c) dismissing any of the Chapter 11 Cases;

(iv)	promptly following the request of the Required Consenting Lenders, use reasonable good faith efforts to cause this Agreement to be assumed in the Chapter 11 Cases pursuant to section 365(a) of the Bankruptcy Code; and

(v)	file and prosecute a formal objection to any motion filed with the Bankruptcy Court by a party-in-interest seeking the entry of an order modifying or terminating the Company’s exclusive right to file, or solicit votes on, a chapter 11 plan, as applicable.

Each of the Milestones may be extended upon the mutual written consent of the Requisite Consenting Lenders and the Company Parties; provided, however, that it is the Parties’ intention that the Milestones set forth herein are the same as the corresponding milestones set forth in the Bid Procedures Order, the DIP Facility, and the DIP Orders and if any milestone is modified and/or extended pursuant to the Bid Procedures Order, the DIP Facility, and/or a DIP Order, the corresponding Milestone set forth in this RSA shall be deemed modified and/or extended to the same date and on the same basis as such milestone in the Bid Procedures Order, the DIP Facility and/or applicable DIP Order.

1.2	Obligations of the Agent and Consenting Lenders

Until the Termination Date, each of the Consenting Lenders and Agent, severally and not jointly, hereby agrees to (or, as applicable, that):

(a)	support, not object to, and take all reasonable actions necessary to implement and consummate the Restructuring contemplated by this RSA and all of the transactions contemplated herein, and not withdraw its tender, support or direction other than in accordance with the terms of this RSA, provided, that none of the Consenting Lenders shall be obligated to waive (to the extent waivable by such Consenting Lender) any condition to the consummation of any part of the Restructuring set forth in this RSA or any of the Definitive Documents;

(b)	negotiate in good faith, execute, perform its obligations under, and consummate the transactions contemplated by the Definitive Documents, which shall be in form and substance mutually reasonably acceptable to the Requisite Consenting Lenders and the Company Parties;

(c)	use commercially reasonable efforts to obtain any and all required governmental, regulatory, licensing, Bankruptcy Court, or other material third-party approvals, each as applicable and necessary for such Consenting Lender to implement and/or consummate the Restructuring;

(d)	exercise any and all necessary and appropriate rights, negotiate in good faith, and execute and deliver any and all necessary and appropriate documentation, including any direction letters, in furtherance of the Restructuring and the Definitive Documents;

(e)	consent to those actions contemplated by this RSA or otherwise required to be taken to effectuate the Restructuring, including entering into all documents and agreements reasonably necessary to consummate the Restructuring, which shall be in form and substance mutually reasonably acceptable to the Requisite Consenting Lenders and the Company Parties in all respects;

(f)	in connection with the Restructuring,

(i)	not directly or indirectly object to, delay, impede, or take any other action to interfere with, delay, or postpone acceptance, confirmation, or implementation of the Restructuring;

(ii)	(A) support and, as applicable, take all reasonable actions necessary to implement and consummate the DIP Facility, which shall be in form and substance acceptable to the Requisite Consenting Lenders in all respects, and (B) provide the DIP Facility on the terms set forth in this RSA and the Definitive Documents, subject to satisfaction of the applicable conditions precedent set forth herein and therein;

(iii)	subject to receipt of a disclosure statement, vote in favor of the Liquidating Plan and opt into, or not opt out of, as applicable, any pertinent third-party releases under the Liquidating Plan and, subject to any applicable fiduciary obligations, take all actions reasonably requested by the Debtors to support the Bankruptcy Court’s approval of all releases under the Liquidating Plan, including debtor releases, third-party releases and the exculpations provided in the Liquidating Plan;

(g)	negotiate in good faith any appropriate additional or alternative provisions or agreements to address any legal, financial, or structural impediment that may arise that would prevent, hinder, impede, or delay, or that are necessary to effectuate the implementation and/or consummation of, the Restructuring; provided, that the Restructuring shall be subject to the Definitive Documents; provided further that Consenting Lenders shall not be obligated to agree to any modification of any Definitive Document that is unacceptable to the Requisite Consenting Lenders;

(h)	not directly or indirectly impede, hinder, object to, delay, or commence any proceeding to oppose, enjoin or to seek any modification of the Restructuring or any of the Definitive Documents nor support directly or indirectly any party seeking to impede, hinder, object to, delay or commence any such proceeding or otherwise take any actions, directly or indirectly, inconsistent with this RSA or the Definitive Documents;

(i)	not initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the Restructuring contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document;

(j)	use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring from the Company Parties’ other creditors and interest holders;

(k)	support and take all commercially reasonable actions reasonably requested by the Company to facilitate the implementation and consummation of the Restructuring;

(l)	promptly notify the other Parties of any breach of such Consenting Lender’s obligations, representations, warranties, or covenants herein that such Consenting Lender has actual knowledge of by furnishing written notice to the other Parties within two (2) business days of obtaining knowledge of such breach;

(m)	not direct the Agent, or any other administrative agent or collateral agent to take any action inconsistent with such Consenting Lender’s obligations under this RSA, and, if any applicable administrative agent or collateral agent takes any action inconsistent with such Consenting Lender’s obligations under this RSA, use commercially reasonable efforts to direct such administrative agent or collateral agent to cease and refrain from taking any such action;

(n)	provide prompt written notice to the other Parties between the date hereof and the Termination Date, and in no event later than two (2) business days, after (A) obtaining actual knowledge of the occurrence, or failure to occur, of any event, which occurrence or failure could cause any condition precedent contained in this RSA or any other Definitive Document not to be satisfied or become impossible to satisfy; or (B) receipt of any notice from any third party alleging that the consent of such party is or may be required in connection with the transactions contemplated by the Restructuring;

(o)	not, directly or indirectly, take any actions, or fail to take any actions, where such taking or failing to take actions would be, in either case, (i) inconsistent with this RSA or the Definitive Documents or (ii) otherwise inconsistent with, or reasonably expected to prevent, interfere with, delay or impede the implementation or consummation of, the Restructuring;

(p)	subject to Section 1.1(g) and other than as set forth in the Bid Procedures, not, directly or indirectly, propose, support, solicit, encourage, or initiate, vote for, consent to, or participate in any offer or proposal from, or enter into any agreement with, any Person concerning an Alternative Transaction; and

(q)	comply with, and not terminate except as permitted thereunder, the terms of the Limited Waiver and Consent to Credit Agreement, dated as of August 10, 2021 (the “Limited Waiver”).

Section 2.      Termination Events.

2.1	Consenting Lender Termination Events.

This RSA may be terminated five (5) business days after delivery of a notice by the Requisite Consenting Lenders to the other Parties upon the occurrence and continuation of any of the following (each, a “Consenting Lender Termination Event”), each of which may be waived, extended or modified at the sole written discretion of the Requisite Consenting Lenders:

(a)	the Company Parties fail to meet any Milestone that has not been waived or extended by the Requisite Consenting Lenders, unless such failure is the result of any act, omission, or delay on the part of any Consenting Lender in violation of its obligations under this RSA;

(b)	the commencement of any action or filing by any Company Party challenging the amount, validity, enforceability, perfection or priority of or seeking avoidance of the liens securing the Term B Lender Claims;

(c)	any court of competent jurisdiction, including the Bankruptcy Court, or other competent governmental or regulatory authority (i) issues an order making illegal or otherwise preventing or prohibiting the consummation of the Restructuring contemplated in this RSA or (ii) refuses to enter an order required by the corresponding Milestone date and such order has not been reversed, stayed, or vacated within five (5) business days after entry of such order;

(d)	any Company Party directly or indirectly seeks, solicits, proposes or supports an Alternative Transaction (other than as permitted pursuant and subject to Section 1.1(g) of this RSA), announces or indicates publicly its intention to pursue an Alternative Transaction or withdraws or announces publicly its intention not to support the Restructuring (any such action an “Alternative Transaction Action”), unless such Alternative Transaction is on terms and conditions reasonably acceptable to the Requisite Consenting Lenders;

(e)	the occurrence of any material breach by any Company Party of any of the undertakings, obligations, representations, warranties or covenants of any such Party set forth in this RSA, in each case (other than with respect to the Milestones), which breach remains uncured for a period of three (3) business days after written notice of such breach is provided by the Consenting Lenders to the Company Parties, unless such breach is the result of any act, omission, or delay on the part of any Consenting Lender in violation of its obligations under this RSA (a “RSA Breach”);

(f)	any court of competent jurisdiction, including the Bankruptcy Court, enters an order invalidating or disallowing, recharacterizing, subordinating or limiting the enforceability, priority, or validity of any of the Term B Lender Claims;

(g)	the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief under state law, that is contrary to the terms set forth in this RSA; (ii) consent to the institution of, or fail to contest, any proceeding described in clause (a) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar official for the Company or for a substantial part of the property of the Company, or (iv) make a general assignment for the benefit of creditors;

(h)	an involuntary insolvency proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or of a substantial part of the property of the Company under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar legal requirement, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar official for the Company or for a substantial part of the property of the Company, or (iii) the winding-up or liquidation of the Company; and such proceeding or petition shall continue undismissed for sixty (60) calendar days or an order approving or ordering any of the foregoing shall be entered; and

(i)	in connection with the Restructuring,

(i)	the dismissal of one or more of the Chapter 11 Cases without the prior written consent (by email or otherwise) of the Requisite Consenting Lenders;

(ii)	the filing of any pleading by the Debtors in the Chapter 11 Cases that is materially inconsistent with this RSA over the express written objection (which objection shall be provided prior to the filing of such pleading by the Debtors) of the Requisite Consenting Lenders, and such breach remains uncured for a period of three (3) business days after written notice of such breach is provided to the other Parties;

(iii)	the appointment of (a) an examiner with expanded powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code, or (b) a trustee pursuant to Section 1104(a) of the Bankruptcy Code in one or more of the Chapter 11 Cases;

(iv)	any Event of Default (as defined in the DIP Facility) that is not cured or waived, as applicable, under the DIP Facility pursuant to the terms thereunder, or the giving of notice by the administrative agent under the DIP Facility to the Company of termination of commitments or acceleration thereunder;

(v)	the Bankruptcy Court enters an order terminating the Company’s exclusive right to file and/or solicit acceptance of a plan; and

(vi)	the Bankruptcy Court or a court of competent jurisdiction enters an order either converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code or dismissing the Chapter 11 Cases.

2.2	Company Termination Events.

This RSA may be terminated by the Company Parties by notice to the Consenting Parties upon the occurrence and continuation of any of the following (each, a “Company Termination Event” and, collectively with any Consenting Lender Termination Event, a “Termination Event”):

(a)	the occurrence of any material breach by any of the other Parties of any of the undertakings, obligations, representations, warranties or covenants of any such Party set forth in this RSA unless such breach is the result of any act, omission or delay by the Company Parties in violation of their respective obligations under this RSA; provided, that counsel to the Company Parties, shall have given written notice to the other Parties of the intent of the Company Parties to terminate this RSA (which notice shall include the purported breach under this RSA), and the breach giving rise to the right to so terminate this RSA shall not have been cured within five (5) business days following receipt of such notice to the extent such breach is curable;

(b)	the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Transaction;

(c)	any court of competent jurisdiction, including the Bankruptcy Court, or other competent governmental or regulatory authority issues an order making illegal or otherwise preventing or prohibiting the consummation of the Restructuring contemplated in this RSA or any of the Definitive Documents and such order has not been reversed, stayed, or vacated within five (5) business days after entry of such order;

(d)	the amendment of this RSA in violation of the terms hereof without the express written consent of the Company Parties;

(e)	the Consenting Lenders fail to own at least 66.67% in aggregate principal amount outstanding of the Term B Lender Claims;

(f)	the Bankruptcy Court enters an order denying any of the transactions embodied in the Asset Purchase Agreements and such order remains in effect for seven (7) Business Days after entry of such order;

(g)	any Sale Order or the Bid Procedures Order is reversed or vacated; or

(h)	any court of competent jurisdiction has entered a final, nonappealable judgment or order declaring this Agreement to be unenforceable.

2.3	Mutual Termination.

This RSA may be terminated effective upon a mutual written agreement of the Company Parties and the Consenting Lenders to terminate this RSA.

2.4	Automatic Termination Events.

This RSA shall terminate automatically without any further required action or notice upon the occurrence of the Effective Date.

2.5	Termination Event Procedures.

(a)	Except as otherwise provided herein, upon the valid termination of this RSA pursuant to a Consenting Lender Termination Event or a Company Termination Event, the termination of this RSA shall (unless stated otherwise herein) be effective at 11:59 p.m. (ET) as to all Parties on the date of (i) delivery of written notice to the other Parties by the Party seeking to terminate this RSA or (ii) the date upon which any grace or notice period set forth in the applicable Termination Event expires (the “Termination Date”).

(b)	On the Termination Date, this RSA shall forthwith become void and of no further force or effect, each Company Party and Consenting Lender shall be released from its commitments, undertakings and agreements under or related to this RSA, and there shall be no liability or obligation on the part of each Company Party and Consenting Lender; provided, that in no event shall any such termination relieve a Party hereto from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination, notwithstanding any termination of this RSA by any other Party; provided, further, that notwithstanding anything to the contrary herein, any Termination Event may be waived in accordance with the procedures established by Section 8.13 hereof, in which case the Termination Event so waived shall be deemed not to have occurred, this RSA shall be deemed to continue in full force and effect, and the rights and obligations of the Parties hereto shall be restored, subject to any modification set forth in such waiver.

2.6	Automatic Stay

In connection with the Restructuring, each Party acknowledges and agrees that after the commencement of the Chapter 11 Cases, the giving of notice of default or termination by any Party pursuant to the terms of this RSA shall not be a violation of the automatic stay under section 362 of the Bankruptcy Code and the Company shall not take any action inconsistent with such acknowledgement and agreement; provided, that nothing herein shall prejudice any Party’s right to argue that the giving of notice of default or termination was not proper under the terms of this RSA.

2.7	Limitation on Termination.

No occurrence shall constitute a Termination Event if such occurrence is the result of the action or omission of the Party seeking to terminate this RSA.

Section 3.      The Company’s Fiduciary Obligations.

Notwithstanding anything to the contrary herein: (i) the Company Parties and each of their respective board of directors, board of managers, officers, members or other governing body (as applicable) thereof shall be permitted to take (or permitted to refrain from taking) any action with respect to the Restructuring (including, after the Petition Date, in the Company Parties’ capacity as Debtors) to the extent such governing body determines, in good faith and based upon consultation with external counsel, that taking such action, or refraining from taking such action, as applicable, is required to comply with its fiduciary duties or applicable law and (ii) the officers and employees of the respective Company Party shall not be required to take any actions that, upon consultation with counsel are inconsistent with their fiduciary duties. No action or inaction by the Company Parties pursuant to this Section 3 shall prevent any other Party from taking any action they are permitted to take as a result of such action or inaction, including terminating their obligations hereunder.

Nothing in this Agreement shall (i) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the transactions pursuant to the Asset Purchase Agreements or the Restructuring, or (ii) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 4.      Conditions Precedent.

4.1	Conditions Precedent to Effectiveness of the RSA.

This RSA shall become effective and binding upon each of the Parties according to its terms as of 12:00 am (Eastern Time) on that date upon which all of the following conditions have been satisfied or waived in accordance with the express provisions of this RSA (such date, the “RSA Effective Date”);

(a)	the Company Parties and Consenting Parties shall have executed and delivered counterpart signatures of this RSA to counsel to each of the other Parties;

(b)	the Consenting Lenders shall have committed to provide the DIP Facility in accordance with the terms of this RSA in connection with the Restructuring on the terms and conditions set forth in the DIP Term Sheet;

(c)	the Consenting Lenders shall have received payment of their reasonable and documented fees and expenses (including advisors’ fees), invoiced prior to the RSA Effective Date;

(d)	the Company Parties shall maintain at all times its key employee retention plan, in form and substance reasonably acceptable to the Consenting Parties; and

(e)	the Company’s counsel shall have given notice to counsel to the other Parties that the conditions to the RSA Effective Date set forth in this Section 4.1 have been satisfied or waived in accordance with the express provisions of this RSA.

Section 5.      Representations, Warranties and Covenants.

5.1	Compliance with Material Contracts

Except (a) with respect to the consents contemplated in this RSA, (b) as disclosed in writing to the Consenting Lenders’ advisors, (c) as would not reasonably be expected to have a material and negative impact on the Company, or (d) any breaches or defaults caused by any Company Party’s insolvency and/or the commencement of the Chapter 11 Cases, each Company Party represents, warrants and covenants that the execution and delivery by the Company Parties of this RSA and the consummation of the Restructuring contemplated hereby will not (i) conflict with or result in a violation or breach of any material contract or license to which any Company Party is a party or by which any of their assets and properties is bound (a “Material Contract”), (ii) constitute (with or without notice or lapse of time or both) a default under any Material Contract, (iii) require any Company Party to obtain any consent, approval or action of, or make any filing with or give any notice to any governmental authority or other person, as a result or under the terms of any Material Contract, (iv) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to any Material Contract, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any Material Contract, or (vi) result in the creation or imposition of any lien upon any Company Party or any of their assets and properties under any Material Contract, in each case other than as a result of, or related to, the Company Parties’ commencement of the Chapter 11 Cases, if applicable.

5.2	Power and Authority and No Alternative Transaction.

Each Party, severally and not jointly, represents, warrants and covenants to each other Party that, as of the date of this RSA, (a) such Party has and shall maintain all requisite corporate, partnership, limited liability company, or institutional power and authority, as applicable, to enter into this RSA and to carry out the transactions contemplated by, and perform its respective obligations under this RSA, (b) the execution and delivery of this RSA and the performance of its obligations hereunder have been duly authorized by all necessary actions on its part, (other than the Company Parties’ obligation to commence the Restructuring and the first day motions and applications, which obligations will be duly authorized by all necessary corporate, partnership, limited liability company and other similar action on its part prior to the Petition Date), and (c) such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except, in the case of the Company Parties, as would not reasonably be expected to be material to the business of the Company taken as a whole.

Additionally, each Company Party, severally and not jointly, represents that it (a) is not currently pursuing any pending agreements (oral, written or otherwise) with respect to an Alternative Transaction as of the date hereof, and (b) as of the date hereof, has provided to the Consenting Lenders all offers or proposals received or solicited (oral, written or otherwise) with respect to an Alternative Transaction, including the material terms thereof.

5.3	Enforceability.

Each Party, severally and not jointly, represents, warrants and covenants to each other Party, that (a) this RSA is its legally valid and binding obligation, enforceable in accordance with its terms as to and against such Party, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability, and (b) the execution, delivery and performance by such Party of this RSA does not violate any provisions of law, rule or regulation applicable to it, or its charter or bylaws (or other similar governing documents).

5.4	Ownership.

(a)	The Consenting Lenders warrant and covenant to the other Parties that, subject to Section 8.1 hereof, (i) is the Consenting Lenders are the legal and beneficial owner of 100% of the Term B Lender Claims (the “Consenting Lender Holdings”), (ii) such Party (x) has and shall maintain full power and authority to vote on and consent to or (y) has received direction from the party having full power and authority to vote on and consent to such matters concerning its pro rata share of the Consenting Lender Holdings and to exchange, assign and transfer such Consenting Lender Holdings, and (iii) such Consenting Lender Holdings are and shall continue to be free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would materially and adversely affect in any way such Party’s performance of its obligations contained in this RSA.

(b)	Each of the Consenting Lenders represents, warrants and covenants to each other Party that, except as otherwise provided in Section 8.1 hereof, prior to the consummation of the Restructuring, it will not pledge, encumber, assign, sell or otherwise transfer, in whole or in part, any portion of its right, title, or interests in any of its shares, stock, or other equity interests in any Company Party.

5.5	Additional Consenting Lender Representations

(a)	Each of the Consenting Lenders, severally and not jointly, represents, warrants and covenants to the other Parties that (i) it is either (A) an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act of 1933, (as amended, the “Securities Act”), or (B) a non-U.S. person under Regulation S under the Securities Act, and (ii) any securities of the Company Parties acquired by the Consenting Lenders in connection with the Restructuring will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.

(b)	Each of the Consenting Lenders, severally and not jointly, represents, warrants and covenants to the other Parties that (i) it is relying entirely on its independent review and analysis of the business and affairs of the Company Parties, in consultation with its own advisors; (ii) it has not relied upon any oral or written representations and warranties of any kind or nature by the Company Parties or any of their Affiliates or advisors, except as specifically set forth in this RSA or in the Definitive Documents; and (iii) none of the Company Parties nor any of their Affiliates or advisors has made any representations or warranties, express or implied, regarding any of the Company Parties or any aspect of the transactions contemplated by this RSA, except as set forth in this RSA or the Definitive Documents.

(c)	Each of the Consenting Lenders, severally and not jointly, represents, warrants and covenants to the other Parties that it has (i) such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this RSA and of making an informed investment decision; (ii) conducted an independent review and analysis of the business and affairs of the Company Parties, in consultation with its advisors, that it considers sufficient and reasonable for purposes of entering into this RSA; and (iii) had the opportunity to speak with representatives of the Company Parties and to obtain and review information from the Company Parties sufficient to make an investment decision.

(d)	Each Consenting Lender has no fiduciary or similar duty to any person or entity that would prevent it from taking any action required of it under this RSA.

Section 6.      Remedies.

It is understood and agreed by each of the Parties that any breach of this RSA would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly, the Parties agree that, in addition to any other remedies, each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief, without the necessity of posting a bond for any such breach. For the avoidance of doubt, any and all remedies and liability for breach of this RSA shall survive any termination of this RSA. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law, or in equity.

Section 7.      Acknowledgement.

This RSA and the transactions contemplated herein are the product of good faith negotiations among the Parties, together with their respective representatives. Notwithstanding anything herein to the contrary, this RSA is not an offer for the purchase, sale, exchange, hypothecation, or other transfer of securities for purposes of the Securities Act and the Securities Exchange Act of 1934.

Section 8.      Miscellaneous Terms.

8.1	Assignment; Transfer Restrictions of Consenting Lender Holdings.

(a)	The Consenting Parties hereby agree for so long as this RSA shall remain in effect, not to sell, assign, transfer, hypothecate or otherwise dispose of (including by participation) (each a “Transfer”) any Consenting Lender Holdings to any third party that is not a Consenting Party, as the case may be, unless, as a condition precedent to any such Transfer, the transferee thereof executes and delivers a joinder in the form of Exhibit E hereto (the “Joinder”) to the Company Parties prior to or contemporaneously with the execution of an agreement (or trade confirmation) in respect of the relevant Transfer (it being understood and agreed that any Consenting Lender may at any time, after providing counsel for the Company with a written notice at least three (3) business days prior thereto, pledge or assign a security interest in its Consenting Lender Holdings to secure obligations of such Consenting Lender without such pledgee or assignee executing or delivering a Joinder so long as such Consenting Lender continues to maintain full power and authority to vote on and consent to such matters concerning its Consenting Lender Holdings and such pledge or assignment does not materially and adversely affect in any way such Consenting Lender’s performance of its obligations contained in this RSA). Upon execution of a Joinder, the transferee shall be deemed to be a Party for purposes of this RSA, except as otherwise set forth or limited herein. Any transferee of Consenting Lender Holdings pursuant to this Section 8.1(a) shall automatically be deemed to be subject to any consent, tender, agreement or vote in favor of the Restructuring (subject to the terms of this RSA).

(b)	Any Consenting Party that effectuates a Transfer permitted under and in compliance with Section 8.1(a) hereof shall have no liability under this RSA arising solely from or related to the failure of the relevant transferee to comply with the terms of this RSA on or after the effective date of such Transfer.

(c)	Any Transfer of any Consenting Lender Holdings that does not comply with the procedures set forth in Section 8.1(a) hereof shall be deemed void ab initio and the Company Parties shall have the right to enforce the voiding of such Transfer.

(d)	Any person that receives or acquires Consenting Lender Holdings pursuant to a Transfer of such Consenting Lender Holdings by a Consenting Party, as the case may be, hereby agrees to be bound (and shall be deemed to be bound regardless of whether it executes and delivers a Joinder) by all of the terms of this RSA (as the same may be hereafter amended, restated or otherwise modified from time to time) (a “Joining Party”). The Joining Party shall be deemed to be a Party for all purposes under this RSA, except as otherwise set forth or limited herein, and shall automatically be deemed to be subject to any consent, tender, agreement or vote in favor of the Restructuring (subject to the terms of this RSA).

(e)	With respect to the Consenting Lender Holdings of any Joining Party, upon consummation of the Transfer of such Consenting Lender Holdings, the Joining Party hereby makes (and is deemed to have made) the same representations and warranties as the Consenting Parties set forth in Section 5 hereof.

(f)	This RSA shall in no way be construed to preclude any Consenting Party, as the case may be, from acquiring additional Consenting Lender Holdings, including as contemplated by this RSA; provided, that any such Consenting Lender Holdings shall automatically be deemed to be subject to the terms of this RSA. Each Consenting Party agrees to provide counsel for the Company with a written notice of the acquisition of any additional Consenting Lender Holdings within three (3) business days of the consummation of such acquisition.

(g)	This Section 8 shall not impose any obligation on the Company to issue any cleansing letter or disclosure document or otherwise publicly disclose information for the purpose of enabling the Transfer of any Consenting Lender Holdings.

8.2	No Third-Party Beneficiaries.

Unless expressly stated herein, this RSA shall be solely for the benefit of the Parties. No other Person shall be a third-party beneficiary.

8.3	Entire Agreement.

This RSA, including exhibits and annexes hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this RSA, and supersedes all other prior negotiations, agreements, and understandings, whether written or oral, among the Parties with respect to the subject matter of this RSA; provided, however, that any confidentiality agreement executed by any Party shall survive termination of this RSA and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof; provided, further, that except as expressly agreed in this RSA, all of the terms, conditions, rights and remedies of the Consenting Lenders under the Term B Credit Agreement and the other Loan Documents (as such term is defined in the Term B Credit Agreement) shall remain in full force and effect.

8.4	Headings.

The headings of all sections of this RSA are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

8.5	Interpretation.

This RSA is the product of good faith negotiations between the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this RSA, or any portion hereof, shall not be effective in regard to the interpretation hereof.

8.6	Counterparts.

This RSA may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page of this RSA or a Joinder by email or facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. Each party agrees that this RSA and any other document to be delivered in connection herewith, including any Joinder, may be electronically signed, and that any electronic signatures appearing in this RSA or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

8.7	Settlement Discussions.

This RSA is part of a proposed settlement of disputes among the Parties hereto. Nothing herein shall be deemed to be an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state law or rule counterpart, this RSA and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this RSA.

8.8	Reservation of Rights.

If the transactions contemplated by this RSA are not consummated as provided herein, if a Termination Date occurs, or if this RSA, or a Party’s obligations under this RSA, is otherwise terminated for any reason, each Party fully reserves any and all of its respective rights, remedies and interests under the Term B Credit Agreement and any other Loan Documents, as applicable, and with respect to any other relevant claims, its respective rights applicable at law and in equity.

8.9	Governing Law; Waiver of Jury Trial.

(a)	The Parties waive all rights to trial by jury in any jurisdiction in any action, suit, or proceeding brought to resolve any dispute between the Parties arising out of this RSA, whether sounding in contract, tort or otherwise.

(b)	If the Chapter 11 Cases are not pending, this RSA shall be governed by and construed in accordance with the laws of the State of New York and without regard to any conflicts of law provision or principle that would require or permit the application of the law of any other jurisdiction. By its execution and delivery of this RSA, each Party hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this RSA or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any federal court of competent jurisdiction in New York County, State of New York, and by execution and delivery of this RSA, each of the Parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceedings. Notwithstanding the foregoing, after the Petition Date, if applicable, each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the Bankruptcy Court in any action or proceeding arising out of or relating to this RSA, or for recognition or enforcement of any judgment arising therefrom, and further irrevocably and unconditionally agrees that all claims arising out of or relating to this RSA brought by them shall be brought, and shall be heard and determined, exclusively in the aforementioned Bankruptcy Court.

8.10	Successors.

This RSA is intended to bind the Parties and inure to the benefit of the Parties and each of their respective successors, assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 8.10 shall be deemed to permit any transfer, tender, vote or consent, of any claims or interests other than in accordance with the terms of this RSA.

8.11	Relationship Among Parties.

Notwithstanding anything herein to the contrary, (a) the duties and obligations of the Parties under this RSA shall be several, not joint and (b) none of the Parties shall have any duty, whether a fiduciary duty or otherwise, to any other Party or their Affiliates or any other lender, creditor, stakeholder, or Person simply by being a party to this RSA or in connection with the transactions contemplated hereby. Notwithstanding anything to the contrary herein, (i)  nothing in this RSA shall create any additional fiduciary obligations on the part of any of the Parties or any Related Parties in such Person’s capacity as a Related Party and (ii) nothing herein shall modify, elevate or diminish any fiduciary duties owed by the Company Parties to the other Parties.

8.12	Acknowledgment of Counsel.

Each of the Parties acknowledges that it has been represented by counsel (or had the opportunity to be so represented and waived its right to do so) in connection with this RSA and the transactions contemplated by this RSA. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this RSA against such Party based upon lack of legal counsel shall have no application and is expressly waived. The provisions of this RSA shall be interpreted in a reasonable manner to effect the intent of the parties hereto. No Party shall have any term or provision construed against such Party solely by reason of such Party having drafted the same.

8.13	Amendments, Modifications and Waivers.

Except as otherwise specified herein, this RSA may only be modified, amended or supplemented, and any of the terms thereof may only be waived, by an agreement in writing signed by each of the Company Parties and the Requisite Consenting Lenders (with email being sufficient as to any modification, amendment, waiver, or extension of a Milestone); provided, that notwithstanding anything to the contrary herein, if the modification, amendment, supplement or waiver at issue materially and adversely impacts the treatment or rights of any one Consenting Lender disproportionately than the other Consenting Lenders, the agreement in writing of such Consenting Lender whose treatment or rights are disproportionately impacted shall also be required for such modification, amendment, supplement, or waiver to be effective.

8.14	Severability of Provisions.

If any provision of this RSA for any reason is held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this RSA.

8.15	Notices.

Unless otherwise set forth herein, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when: (a) delivered personally or by overnight courier to the applicable addresses set forth below; or (b) sent by facsimile transmission or email to the parties listed below with a confirmatory copy delivered by overnight courier.

If to the Company Parties, to:

Sequential Brands Group, Inc.

1407 Broadway

38th Floor

New York, NY 10018

Attn:	Eric Gul
Email:	EGul@sbg-ny.com

With a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attn:	Joshua Brody

Jason Zachary Goldstein

Email:	jbrody@gibsondunn.com

jgoldstein@gibsondunn.com

If to any Consenting Lender, to:

KKR Credit Advisors (US) LLC

30 Hudson Yards

New York, New York, 10001

Attention: Joshua Gruenbaum

Phone: +1 212 763 9058

Email: Joshua.Gruenbaum@kkr.com

With a copy to (such copy not to constitute notice):

King & Spalding LLP

1185 Avenue of the Americas

New York, NY 10036

Attention: Roger Schwartz and Peter Montoni.

Telephone: (212) 556-2100

Email: rschwartz@kslaw.com; pmontoni@kslaw.com

Notwithstanding anything in this RSA to the contrary, where any notice, written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this RSA, or otherwise, including a written approval by any one or more of the Company Parties or any one or more of the Consenting Parties, such written consent, acceptance, approval, or waiver may be provided and/or conveyed through electronic mail between counsel to such parties.

8.16	Disclosure of Information.

(a)	Unless required by applicable law or regulation or otherwise permitted under the terms of the Term B Credit Agreement, as applicable, each Party agrees to keep confidential the amount of all Consenting Lender Holdings held (beneficially or otherwise) by any Consenting Lender absent the prior written consent (by email or otherwise) of such Consenting Lender, as applicable; provided, that each Party may disclose such information to its legal, accounting, financial and other advisors who agrees to keep such information strictly confidential. If the Company determines that it is required to attach a copy of this RSA to any document in connection with the Restructuring, it will redact any reference to a specific Consenting Lender. The foregoing shall not prohibit the Company from disclosing the aggregate claims or interests of all Consenting Lenders as a group and shall not apply with respect to any information that is or becomes available to the public other than as a result of a disclosure in violation of any Party’s obligations under this RSA. The Parties’ obligations under this Section 8.16 shall survive termination of this RSA.

(b)	No Party hereto shall (i) use the name of any other Party in any press release without such member’s prior written consent (by email or otherwise), or (ii) disseminate to any news media any press releases, public filings, public announcements or other public communications unless such Party (A) first submits such press release, public filing, public announcement or other public communication to counsel to the other Parties for review and potential suggestions and comments and (B) receives the prior written consent (by email or otherwise) of the other Parties. Nothing contained herein shall be deemed to waive, amend or modify the terms of any confidentiality or non-disclosure agreement between the Company Parties and the Consenting Lenders. Notwithstanding the foregoing in this Section 8.16(b), but subject to the requirements of Section 8.16(a), the Company Parties shall not be required to obtain the consent of any other Party prior to filing of any press releases, public documents, and any and all filings with the U.S. Securities and Exchange Commission, the Bankruptcy Court, or otherwise that constitute disclosure of the existence or terms of this RSA, the Parties hereto or any amendment to the terms of this RSA provided the Company Parties provide drafts of any such documents and/or disclosures to counsel to the Consenting Lenders at least two (2) business days or as soon as reasonably practicable prior to making any such disclosure or filing, and the Company Parties shall afford the Consenting Lenders a reasonable opportunity to comment on such documents and disclosures and shall consider any such comments in good faith.

8.17	No Solicitation; Adequate Information.

This RSA is not and shall not be deemed a solicitation of consents to any plan of reorganization or liquidation. With respect to any potential plan of reorganization or liquidation, the acceptance of the Consenting Lenders will not be solicited until the Consenting Lenders have received a disclosure statement that provides adequate information under applicable bankruptcy or non-bankruptcy law, as applicable.

8.18	Business Day Convention.

When a period of days under this RSA ends on a Saturday, Sunday or any day in New York that is a legal holiday or a day on which banking institutions are authorized or required to be closed, then such period shall be extend to the specified hour of the next business day.

8.19	Survival.

Notwithstanding the termination of this RSA in accordance with its terms, the agreements and obligations of the Parties in Sections 6, 7, and 8.2 through 8.19 shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

IN WITNESS WHEREOF, the Parties hereto have caused this RSA to be executed and delivered by their respective duly authorized officers, managers, or other agents, solely in their respective capacity as officers, managers, or other agents of the undersigned, as applicable, and not in any other capacity, as of the date first set forth above.

[Signature Pages Follow]

COMPANY PARTIES:

BORROWER:

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

GUARANTORS:

SQBG, INC.

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

SEQUENTIAL LICENSING, INC.

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

WILLIAM RAST LICENSING, LLC

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

BRAND MATTER, LLC

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

SBG FM, LLC

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

[Signature Page to Restructuring Support Agreement]

SBG UNIVERSE BRANDS, LLC

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

GALAXY BRANDS LLC

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

The Basketball Marketing Company, Inc.

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

AMERICAN SPORTING GOODS CORPORATION

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

LNT BRANDS LLC

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

JOE’S HOLDINGS LLC

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

[Signature Page to Restructuring Support Agreement]

GAIAM BRAND HOLDCO, LLC

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

GAIAM AMERICAS, INC.

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

SBG-GAIAM HOLDINGS, LLC

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

GBT Promotions LLC

By:	/s/ Lorraine DiSanto
Name:	Lorraine DiSanto
Title:	CFO

[Signature Page to Restructuring Support Agreement]

CONSENTING LENDERS:

FS KKR CAPITAL CORP.

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

DUNLAP FUNDING LLC

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

DARBY CREEK LLC

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

[Signature Page to Restructuring Support Agreement]

CONSENTING LENDERS:

Apollo Investment Corporation

By:	Apollo Investment Management, L.P.,
its investment adviser

By:	ACC Management LLC, its general partner

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Apollo Centre Street Partnership, L.P.

By:	Apollo Centre Street Management, LLC,
its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Apollo Union Street Partners, L.P.

By:	Apollo Union Street Management, LLC,
its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Apollo Kings Alley Credit Fund, L.P.

By:	Apollo Kings Alley Credit Fund Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

[Signature Page to Restructuring Support Agreement]

Apollo Tactical Value SPN Investments, L.P.

By:	Apollo Tactical Value SPN Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Apollo Moultrie Credit Fund, L.P.

By:	Apollo Moultrie Credit Fund Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

[Signature Page to Restructuring Support Agreement]

EXHIBIT C

PLAN TERM SHEET

SEQUENTIAL BRANDS GROUP, INC., et al.,
TERM SHEET

This term sheet (the “term sheet”)1 OUTLINES the MATERIAL TERMS OF a proposed RESTRUCTURING TO BE EFFECTUATED THROUGH a sale of CERTAIN of the assets of SEQUENTIAL BRAND GROUPS, INC. AND ITS AFFILIATED DEBTORS-IN-POSSESSION IN THEIR JOINTLY ADMINISTERED BANKRUPTCY CASES (THE “CHAPTER 11 CASES”) TO BE FILED IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE (THE “BANKRUPTCY COURT”), IN CONJUNCTION WITH THE OTHER SALES DETAILED IN THE RSA, AND a plan of liquidation under the bankruptcy code (the “Liquidating Plan”).2

THIS TERM SHEET IS NOT AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES OF the Debtors, NOR IS IT A SOLICITATION OF THE ACCEPTANCE OR REJECTION OF A PLAN FOR PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION SHALL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. THIS TERM SHEET AND THE TRANSACTIONS DESCRIBED HEREIN ARE SUBJECT IN ALL RESPECTS TO, AMONG OTHER THINGS, NEGOTIATION, EXECUTION AND DELIVERY OF DEFINITIVE DOCUMENTATION AND SATISFACTION OR WAIVER OF THE CONDITIONS PRECEDENT SET FORTH HEREIN AND THEREIN.

Overview

Restructuring Overview	This Term Sheet, together with the Sale Term Sheets attached to the RSA, contemplate the sale of substantially all the assets of the Debtors effectuated through a series of sales under section 363 of the Bankruptcy Code. This Term Sheet sets forth the details of the “credit bid” purchase of certain assets by the Term B Lenders (as defined below) in accordance with Bid Procedures (as defined in the RSA) and/or pursuant to the terms and conditions of the Liquidating Plan, consistent with the terms of the RSA.

1	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the restructuring support agreement, dated as of August 31, 2021 (“RSA”).

2	This Term Sheet does not include a description of all of the terms, conditions and other provisions that are to be contained in the Plan, which shall be consistent with the terms and conditions hereof and otherwise in form and substance reasonably acceptable to the Company and the Requisite Consenting Lenders.

I. Parties

Debtors:	Sequential Brands Group, Inc. (“Borrower” or “Parent”) and its debtor affiliates (collectively, the “Company” or the “Debtors”).
Agent:	Wilmington Trust, National Association as administrative agent under the Term B Credit Agreement (as defined below).
Term B Lenders:	Those Lenders under the Term B Credit Agreement.

II. Other Defined Terms

Administrative Expense Claim:

Means any claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(2) of the Bankruptcy Code, including, but not limited to, the actual, necessary costs and expenses, incurred on or after the filing date of the Chapter 11 Cases, of preserving the bankruptcy estates of the Company and operating the business of the Company, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Cases, claims under section 503(b)(9) of the Bankruptcy Code, claims of professionals approved for payment by the bankruptcy estates, and all fees and charges assessed against the bankruptcy estates under chapter 123 of title 28 of the United States Code, and all allowed claims that are entitled to be treated as Administrative Expense Claims pursuant to a final order of the Bankruptcy Court (under section 546(c)(2) of the Bankruptcy Code or otherwise).

Cash:	Means legal tender of the United States of America and equivalents thereof.
DIP Claims:	Means all obligations, including, without limitation, all interest, fees and expenses, owed under or in connection with any DIP Credit Agreement by the Debtors.
DIP Credit Agreement:

Means any debtor-in-possession financing credit agreement entered into by and among the Debtors and the Term B Lenders (as amended, restated, supplemented or modified and in effect as of the date hereof) in connection with the Chapter 11 Cases.

DIP Order(s):	Means the interim and final orders entered by the Bankruptcy Court approving any DIP Credit Agreement.
Effective Date:

Means (a) the first business day after the entry of the order confirming the Liquidating Plan (the “Confirmation Order”) on which (i) no stay of the Confirmation Order is in effect and (ii) all conditions precedent to effectiveness of the Liquidating Plan have been satisfied or waived or (b) such other date as may be mutually agreed to between the Debtors and the Term B Lenders.

General Unsecured Claims:	Means any claim that is not an Administrative Expense Claim, Other Priority Claim, Other Secured Claim, Priority Tax Claim, DIP Claim, Term B Lender Claim, Section 510(b) Claim, and/or Intercompany Claim, including, for the avoidance of doubt, claims on account of rejection damages.

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Intercompany Interests:

Means all shares of stock, units, options, warrants, rights and other instruments evidencing an ownership interest in any of the entities collectively constituting the Company existing prior to the Effective Date (whether fixed or contingent, matured or unmatured, disputed or undisputed), including any right, contractual, legal, equitable, or otherwise, to acquire any of the foregoing, in each case only to the extent held by any of the entities collectively constituting the Company.

Other Parent Equity Interests:

Means all shares of stock, units, options, warrants, rights and other instruments evidencing an ownership interest in the Parent existing prior to the Effective Date (whether fixed or contingent, matured or unmatured, disputed or undisputed), including any right, contractual, legal, equitable, or otherwise, to acquire any of the foregoing, other than Parent Common Stock (as defined below).

Other Priority Claims:	Means any claim, other than an Administrative Expense Claim or Priority Tax Claim, entitled to priority payment as specified in section 507(a) of the Bankruptcy Code.
Other Secured Claims:	Means any claim secured by property of the Company other than the Term B Lender Claims.
Parent Common Stock:	Means shares of common stock of Parent that are authorized, issued, and outstanding prior to the Effective Date.
Paydown Amount:

Means the amount of Cash or other value at the Debtors’ estates as of the Effective Date, including, without limitation, Cash at the Debtors’ estates following the consummation of each of the sales pursuant to the terms set forth in the RSA, minus the Retained Cash (as defined below).

Priority Tax Claims:	Means any claim of a “government unit” as defined in section 101(27) of the Bankruptcy Code that is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.
Section 510 Claims:

Means any Claim (i) arising from (a) rescission of a purchase or sale of a security of the Debtors or an affiliate of the Debtors or (b) purchase or sale of such a security or (ii) subject to subordination in accordance with section 510 of the Bankruptcy Code or otherwise.

Term B Credit Agreement:

Means the Third Amended and Restated Credit Agreement dated as of July 1, 2016 by and among the Borrower, the “Guarantors” thereunder, the Term B Lenders and Agent (as amended, restated, supplemented or modified and in effect as of the date hereof).

Term B Lender Claims:	Means all obligations, including, without limitation, all interest, fees and expenses, owed under or in connection with the Term B Credit Agreement by the Debtors.

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Wind-Down Amount:

Means cash, in an amount acceptable to the Debtors and the Consenting Required Lenders, which cash shall be funded from sources mutually agreed to by the Debtors and the Consenting Required Lenders, that the Debtors shall use, subject to the Wind-Down Budget (as defined below), to fund the anticipated costs of the wind-down of the Debtors’ operations, the administration of the estate following the consummation of the transactions set forth in the RSA, and the payment of all administrative and priority claims required to be paid pursuant to the Plan of Liquidation.

The Wind-Down Amount and Wind-Down Budget shall include, without limitation, and may be adjusted as necessary to provide for payment of, (i) professional fees and expenses of estate professionals incurred or estimated in good faith to be incurred prior to the Effective Date and post-Effective Date, including during the wind-down of the Debtors’ estates, which shall be deposited an escrow account (“Professional Fee Escrow Amount”), (ii) accrued postpetition liabilities through the closing related to any assets that are designated to be excluded assets but which have not been paid as of closing of the sales pursuant to the RSA or this Term Sheet due to timing and (iii) all claims required to be paid pursuant to the Plan of Liquidation as set forth in the Wind-Down Budget, including the anticipated expenses of the wind-down of the Debtors’ estates from and after the Effective Date (any Cash retained by the Debtors in connection with the foregoing (i)–(iii), the “Retained Cash”).

Wind-Down Budget:	Means the budget (as modified from time to time), as agreed between the Debtors and the Consenting Required Lenders, setting forth, among other things, (i) the aggregate amounts of Administrative Claims, DIP Claims, Other Priority Claims, Priority Tax Claims, Other Secured Claims, Term B Lender Claims, and General Unsecured Claims, in each case against the Debtors, to be paid under the Liquidating Plan; (ii) the Professional Fee Escrow Amount; (iii) the anticipated expenses of the wind-down of the Debtors’ estates from and after the Effective Date; and (iv) any expenses of the Requisite Consenting Lenders, including those anticipated to be incurred after the Effective Date that will be payable by the Debtors.

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III. Effectuation of 363 Sale and Liquidating Plan with Treatment of Claims and Interests

Effectuation of 363 Sale and Terms of Credit Bid
Terms of Credit Bid

•     Term B Lenders, through a new entity (“Purchaser”) to be organized and directly or indirectly owned by certain of the Term B Lenders or their affiliates under the Term B Credit Agreement, shall purchase the assets of the Debtors (the “Credit Bid Sale”), as applicable, for which there is no Successful Bid (as defined in the Bid Procedures) following the Debtors’ auction, as conducted in accordance with the Bid Procedures (collectively, the “Purchased Assets”).[3]

•     The aggregate consideration for the Purchased Assets shall consist of the following (collectively, the “Purchase Price”): (i) pursuant to section 363(k) of the Bankruptcy Code, a credit bid in an amount acceptable to the Debtors and the Requisite Consenting Lenders (the “Credit Bid Amount”) of the Obligations owed by the Company arising under the Term B Credit Agreement, (ii) the Wind-Down Amount, and (iii) assumption of the assumed liabilities related to the Purchased Assets, including, without limitation related to Assumed Contracts (as defined below) and cure costs; provided that even if the Credit Bid Sale does not occur, the Term B Lenders agree to fully fund the Wind-Down Budget and provide the Debtors with the Wind-Down Amount in connection with the confirmation of the Liquidating Plan in accordance with the terms hereof.

•     Terms of the Credit Bid Sale and Asset Purchase Agreement (as defined below), as applicable, including customary covenants, representations, and warranties, and all related documentation to be acceptable in all respects to the Requisite Consenting Lenders.

Consummation of Credit Bid

For the avoidance of doubt, nothing herein shall restrict the Debtors’ and Term B Lenders’ ability to consummate the Credit Bid Sale through a chapter 11 plan process, including without limitation, the Liquidating Plan (in such instance, in form and substance satisfactory to the Debtors and the Requisite Consenting Lenders in all respects).

Assumed Contracts / Excluded Contracts

“Assumed Contracts” shall include the contracts and licenses related to the Purchased Assets to be set forth on an exhibit (the “Contract Schedule”) to the asset purchase agreement (the “Asset Purchase Agreement”) or as a supplement to a chapter 11 plan; provided at any time prior to the date that is five (5) days prior to the date of the sale hearing or confirmation hearing, as applicable, the Required Consenting Lenders may, subject to the terms of any applicable order, by written notice to the Debtors, designate (i) additional contracts that Purchaser wishes the Debtors to assume and assign to Purchaser and (ii) additional contracts that Purchaser wishes for the Debtors to reject.

363 Closing Conditions

The Asset Purchase Agreement or chapter 11 plan, as applicable, shall contain, among other things, the following conditions to the obligation of the Debtors and the Purchaser to consummate the Credit Bid Sale, in each case, in addition to other conditions that may be agreed upon by Purchaser and the Debtors:

•      entry of a sale order or confirmation order, as applicable, with any modifications thereto to be in form and substance acceptable to the Debtors and the Purchaser and such sale order or confirmation order not being subject to any stay;

•      expiration or early termination of any applicable Hart-Scott-Rodino waiting period (and any extension thereof);

•     no provision of any applicable Law and no judgment, injunction or order shall then be in effect prohibiting or making illegal the consummation of the closing;

•      enumerated customary representations and warranties in the Asset Purchase Agreement, as applicable, which do not contain materiality qualifiers shall be true and correct on the date of entry into the Asset Purchase Agreement and as of the closing date with the same effect as though such representations and warranties had been made on and as of the closing date (provided that representations and warranties which speak to a specified date shall speak only as of such date) except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Material Adverse Effect” or other similar term set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect; and

•      no material breach of any covenants in the Asset Purchase Agreement, as applicable.

3	For the avoidance of doubt, among other things, (i) director and officer insurance policies and claims thereunder, and (ii) all insurance policies of the Debtors shall not be Purchased Assets.

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Liquidating Plan - Treatment of Claims and Interests
i. Unclassified Claims
Administrative Expense Claims and Priority Tax Claims:

On or as soon as practicable after the later to occur of (i) the Effective Date or (ii) in the ordinary course of business as and when due, each holder of an allowed Administrative Expense Claim and/or Priority Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such holder’s Administrative Expense Claim and/or Priority Tax Claim (a) Cash equal to the unpaid portion of such allowed claim, (b) treatment as is consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, or (c) such other treatment as may be agreed by the holder of such allowed claim, the Debtors and the Requisite Consenting Lenders.

Not classified – non-voting.

DIP Claims

Each holder of an allowed DIP Claim shall receive, in full and complete settlement, release, and discharge of such claim, either (i) its pro rata share of the Paydown Amount in Cash or (ii) such other treatment as to which the Debtors and the holder of such allowed DIP Claim have agreed.

Not classified – non-voting.

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i. Other Classes of Claims and Interests
Class 1 – Other Secured Claims:

Each holder of an allowed Other Secured Claim shall receive, in full and complete settlement, release, and discharge of such claim, at the option of the Debtors and the Requisite Consenting Lenders: (i) payment in full in cash of the due and unpaid portion of its Other Secured Claim on the later of (a) the Effective Date (or as soon thereafter as reasonably practicable) and (b) as soon as practicable after the date such Claim becomes due and payable; (ii) the collateral securing its allowed Other Secured Claim; (iii) reinstatement of its allowed Other Secured Claim; or (iv) such other treatment rendering its allowed Other Secured Claim unimpaired in accordance with section 1124 of the Bankruptcy Code.

Unimpaired – deemed to accept.

Class 2 – Other Priority Claims:

Each holder of an allowed Other Priority Claim shall receive, in full and complete settlement, release, and discharge of such claim, at the option of the Debtors and the Requisite Consenting Lenders: (i) payment in full in cash of the due and unpaid portion of its Other Secured Claim on the later of (a) the Effective Date (or as soon thereafter as reasonably practicable) and (b) as soon as practicable after the date such Claim becomes due and payable; (ii) such other less favorable treatment as to which the Debtors and the holder of such allowed Other Priority Claim have agreed; or (iii) such other treatment rendering its allowed Other Priority Claim unimpaired in accordance with section 1124 of the Bankruptcy Code.

Unimpaired – deemed to accept.

Class 3 – Term B Lender Claims

Following payment in full in Cash of all allowed DIP Claims or such other treatment as to which the Debtors and the holders of such allowed DIP Claims have agreed, each holder of an allowed Term B Lender Claim shall receive, in full and complete settlement, release, and discharge of such claim, either (i) its pro rata share of any Paydown Amount or (ii) such other treatment as to which the Debtors and the holder of such allowed Term B Lender Claim have agreed.

Impaired – entitled to vote.

The allowed amount of Term B Lender Claims under the Plan shall be the Term B Lender Claims minus the Credit Bid Amount.[4]

Class 4 – General Unsecured Claims:

Each holder of an allowed General Unsecured Claim shall receive in full and complete settlement, release, and discharge of such claim, its pro rata share of any Paydown Amount remaining following (i) payment in full in Cash of all allowed DIP Claims or such other treatment as to which the Debtors and the holders of such allowed DIP Claims have agreed and (ii) payment of the Paydown Amount to the holders of the Term B Lender Claims or such other treatment as to which the Debtors and the holder of such allowed Term B Lender Claim have agreed.

Impaired – voting to be determined.

Class 5 – Section 510 Claims:

Each holder of an allowed Section 510 Claim shall receive in full and complete settlement, release, and discharge of such claim, its pro rata share of any Paydown Amount remaining following (i) payment in full in Cash of all allowed DIP Claims or such other treatment as to which the Debtors and the holders of such allowed DIP Claims have agreed, (ii) payment of the Paydown Amount to the holders of all allowed Term B Lender Claims or such other treatment as to which the Debtors and the holder of such allowed Term B Lender Claim have agreed, and (iii) payment of any remaining Paydown Amount to all holders of allowed General Unsecured Claims.

Impaired – voting to be determined.

4	If the Term B Lenders credit bid any other Obligations owed by the Company arising under the Term B Credit Agreement in connection with any transaction under, pursuant to, or related to, the RSA and the bidding and auction process or otherwise, the amount that was credit bid shall also be subtracted from the allowed amount of Term B Lender Claims under the Plan.

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Class 6 – Intercompany Claims:

Each claim by and among the Debtors shall, on the Effective Date, (i) be reinstated, in full or in part, and treated in the ordinary course of business or (ii) be cancelled and discharged, as mutually agreed upon by each holder of such claim, the Debtors and the Requisite Consenting Lenders. Holders of such claims shall not receive or retain any property on account of such claims to the extent that such Intercompany Claim is cancelled and discharged.

Impaired – deemed to reject.

Class 7 - Intercompany Interests:

On the Effective Date, each allowed Intercompany Interest shall be either reinstated or cancelled in the Debtors’ discretion with the consent of the Requisite Consenting Lenders. To the extent reinstated, Intercompany Interests are unimpaired solely to preserve the Company’s corporate structure and holders of allowed Intercompany Interests shall not otherwise receive or retain any property on account thereof.

Impaired – deemed to reject.

Class 8 – Parent Common Stock and Other Parent Equity Interests:

Each holder of an allowed Parent Common Stock and Other Parent Equity Interest shall receive in full and complete settlement, release, and discharge of such claim, its pro rata share of any Paydown Amount remaining following (i) payment in full in Cash of all allowed DIP Claims or such other treatment as to which the Debtors and the holders of such allowed DIP Claims have agreed, (ii) payment of the Paydown Amount to the holders of all allowed Term B Lender Claims or such other treatment as to which the Debtors and the holder of such allowed Term B Lender Claim have agreed, (iii) payment of any remaining Paydown Amount to all holders of allowed General Unsecured Claims, and (iv) payment of any remaining Paydown Amount to all holders of allowed Section 510 Claims.

Impaired – voting to be determined.

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IV. Miscellaneous

Regulatory Approvals; Third Party Consents

To the extent regulatory approvals are required, including under the HSR Act (the “Regulatory Approvals”), the Debtors shall use their commercially reasonable efforts to obtain the Regulatory Approvals.

To the extent applicable, the Debtors shall use their commercially reasonable efforts to obtain any third-party consents, including with respect to any licensing agreements (collectively, the “Third Party Consents”), required in connection with the Credit Bid Sale and Liquidating Plan.

Releases:

The Liquidating Plan shall provide for customary releases (including consensual third party releases) and/or waivers, including standard carve-outs, among the Debtors, each of the Agent, the Term B Lenders, and their respective affiliates, in any capacity, and each of their respective current and former directors, officers, funds, affiliates, members, employees, partners, managers, agents, representatives, principals, consultants, and professional advisors (each in their capacity as such) (collectively, the “Released Parties”) of any and all claims, obligations (contractual or otherwise), suits, judgments, damages, rights, liabilities, or causes of action, whether known or unknown, foreseen or unforeseen, relating to any actions, transactions, events, or omissions on or before the Effective Date in any way relating to the Debtors, the obligations under the Term B Credit Agreement, the restructuring, this Term Sheet and any related transactions.

Exculpation:	Customary exculpation provisions, including all Released Parties who are estate fiduciaries (including, without limitation, all current and former officers and directors of the Debtors).
Injunction:	Customary injunction provisions, including all Released Parties.
Tax Issues

The Debtors and the Requisite Consenting Lenders will work together in good faith and will use commercially reasonable efforts to structure and implement the Credit Bid Sale, the Liquidating Plan and the transactions related thereto in a tax efficient and cost-efficient manner.  The parties also intend to structure the restructuring to preserve favorable tax attributes to the extent it is practicable and not materially adverse to the parties.

Documentation:	This Term Sheet does not include a description of all of the terms, conditions, and other provisions that will be contained in the definitive documentation governing the Credit Bid Sale, the Liquidating Plan and the transactions related thereto and the material documents shall be materially consistent with this Term Sheet and shall be reasonably acceptable to the Debtors and the Requisite Consenting Lenders.

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Conditions Precedent

Customary closing conditions for transactions of this type, including, but not limited to the following conditions all being met to the satisfaction of the Debtors and the Requisite Consenting Lenders: (i) an order approving the solicitation and disclosure statement shall have been entered for the Liquidating Plan, (ii) the applicable Confirmation Order shall have been entered, without any material modification that would require re-solicitation, and shall not be subject to any stay, and (iii) execution and delivery of the Definitive Documents.

Other Terms and Conditions	The Liquidating Plan, the Definitive Documents and other material agreements relating to the Liquidating Plan and the transactions related thereto shall be in form and substance reasonably satisfactory to the Debtors and the Requisite Consenting Lenders, and shall contain such other terms and conditions consistent with this Term Sheet as are customary for transactions of this type.

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CONFIDENTIAL

EXHIBIT A

EXHIBIT D

DIP TERM SHEET

SEQUENTIAL BRANDS GROUP, INC.

SUPERPRIORITY SECURED
DEBTOR-IN-POSSESSION CREDIT FACILITY TERM SHEET

Summary of Proposed Terms and Conditions

This Summary of Terms and Conditions (this “DIP Term Sheet”) outlines certain terms of the DIP Facility (as defined herein) to be provided by the DIP Lenders (as defined herein) subject to the conditions herein and as set forth more fully below. The Loan Parties are not authorized to disclose the terms contained herein to any person other than their professional advisors, who shall agree to maintain its confidentiality.

Borrower:

Sequential Brands Group, Inc., a Delaware corporation (the “Borrower”), the borrower under the existing Prepetition BAML Credit Agreement,[1] in its capacity as a debtor and debtor-in-possession in a case (together with the cases of its affiliated debtors and debtors-in-possession, the “Chapter 11 Cases”) to be filed under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). This DIP Term Sheet assumes that the Borrower and each of the Guarantors (as defined herein) will file voluntary proceedings simultaneously under the Bankruptcy Code in the Bankruptcy Court and will request joint administration of the Chapter 11 Cases (collectively, the “Bankruptcy Cases”).

Guarantors:

Each of the Borrower’s existing and future direct and indirect subsidiaries that are guarantors under the Prepetition Term B Loan Documents (collectively, the “Guarantors”), in their capacities as debtors and debtors-in-possession in the Chapter 11 Cases, on a joint and several basis (the “Guarantors” and, together with the Borrower, each individually a “Loan Party” and a “Debtor”, and collectively, the “Loan Parties” and the “Debtors”).

[1]	Reference is hereby made to that certain (i) Third Amended and Restated First Lien Credit Agreement dated as of July 1, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition BAML Credit Agreement” and, together with all related loan documents, the “Prepetition BAML Loan Documents”), among the Borrower, the guarantors from time to time party thereto, Bank of America, N.A. (“BofA”), as administrative agent and collateral agent (in such capacities, the “Prepetition BAML Agent”) for the lenders from time to time party thereto (each, a “Prepetition BAML Lender” and collectively, the “Prepetition BAML Lenders”), and each of the other persons party thereto; (ii) Third Amended and Restated Credit Agreement dated as of July 1, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition Term B Credit Agreement” and, together with all related loan documents, the “Prepetition Term B Loan Documents”; the Prepetition BAML Credit Agreement together with the Prepetition Term B Credit Agreement, the “Prepetition Credit Agreements”; the Prepetition BAML Loan Documents together with the Prepetition Term B Loan Documents, the “Prepetition Loan Documents”), among the Borrower, the guarantors from time to time party thereto, Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacities, the “Prepetition Term B Agent” and, together with the Prepetition BAML Agent, the “Prepetition Agents”) for the lenders from time to time party thereto (each, a “Prepetition Term B Lender” and collectively, the “Prepetition Term B Lenders” and, together with the Prepetition BAML Lenders, the “Prepetition Lenders”), and each of the other persons party thereto; and (iii) Amended and Restated Intercreditor Agreement dated as of December 4, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Prepetition BAML Agent and the Prepetition Term B Agent and acknowledged by the Borrower and guarantors signatory thereto. The Intercreditor Agreement shall remain in full force and effect following the occurrence of the Petition Date. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the applicable Prepetition Credit Agreement.

DIP Agent:	Wilmington Trust, National Association (in such capacity, together with its successors and assigns, the “DIP Agent”).

DIP Lenders:

Certain Prepetition Term B Lenders will, either directly or through one or more affiliates (or funds or accounts advised or sub-advised by such person) (such participating funds, collectively, the “DIP Lenders”), finance the New Money DIP Facility (as defined below) and participate in the New Money DIP Commitments (as defined herein) on a pro rata basis, determined based on the outstanding principal amount of Loans under the Prepetition Term B Credit Agreement (together with all other Obligations, the “Prepetition Term B Obligations”) held by the DIP Lenders as of the date of the commencement of the Chapter 11 Cases (the “Petition Date”).

All Prepetition Term B Lenders (either directly or through one or more affiliated funds of financing vehicles) shall have an opportunity to fund their pro rata share of the New Money DIP Commitments (as defined below) on a pro rata basis as determined in the preceding paragraph; provided that such Prepetition Term B Lender (or its affiliates, as applicable) shall have become a party to the Restructuring Support Agreement (the “RSA”) on or before the RSA Effective Date (as defined in the RSA).

Type and Amount of the DIP Facility:

A secured superpriority priming debtor-in-possession non-amortizing facility comprised of: a new money credit facility in an aggregate principal amount equal to (i) $[128,860,546.03] plus (ii) an incremental working capital amount to be mutually agreed (the “New Money DIP Facility”; the DIP Lenders’ commitments under the New Money DIP Facility, the “New Money DIP Commitments”; the loans under the New Money DIP Facility, the “New Money DIP Loans”; each DIP Lender’s claim under the New Money DIP Facility, a “New Money DIP Claim”; and collectively, the “New Money DIP Claims”; and proceeds received by the Borrower from the New Money DIP Loans, the “DIP Proceeds”).

The New Money DIP Claims shall be pari passu in right of payment and collateral priority, and shall be treated the same in all other respects unless expressly specified herein or in the DIP Loan Documents (as defined below).

Following the Closing Date (as defined below), the New Money DIP Loans may be incurred during the Availability Period (as defined below) (x) upon entry of an interim order of the Bankruptcy Court authorizing and approving the DIP Facility or the use of the Company’s cash collateral, as applicable (the “Interim Order”), and an amount under the New Money DIP Facility to be agreed to be drawn in one drawing on the Closing Date and (y) the remaining amount of the New Money DIP Facility, upon entry of a final order of the Bankruptcy Court authorizing and approving the DIP Facility (including the New Money DIP Loans and all documents and lender fees related thereto) (such order to be acceptable in all respects to the DIP Agent and the DIP Lenders, the “Final DIP Order”) and satisfaction of any other conditions to draw as set forth herein, in multiple draws not to exceed one draw per weekly period in amounts not to exceed (and in intervals consistent with) those set forth in and in accordance with the Budget (as defined below) and in an aggregate amount not to exceed the New Money DIP Commitments, in each case subject to the terms and conditions provided herein (each an “Extension of Credit”).

Once repaid, the New Money DIP Loans incurred under the DIP Facility cannot be reborrowed. For the avoidance of doubt, the New Money DIP Commitments will be permanently reduced by the amount of New Money DIP Loans made on the date of each Extension of Credit.

Credit Bidding:	The Interim Order, the Final DIP Order, and the DIP Loan Documents shall provide that, in connection with any sale of any of the Debtors’ assets under section 363 of the Bankruptcy Code or under a plan of reorganization (i) the Prepetition Term B Agent shall have the right to credit bid the full amount of all Prepetition Term B Obligations, at the direction of the “Required Lenders” (as such term is defined in the Prepetition Term B Credit Agreement), and (ii) the DIP Agent shall have the right to credit bid all amounts outstanding under the DIP Facility at the direction of the Required DIP Lenders (as defined below), in each case, in accordance with Section 363(k) of the Bankruptcy Code.

Closing Date:	The date of the satisfaction or waiver by the Required DIP Lenders of the relevant “Conditions Precedent to the Closing of the DIP Facility” set forth below (the “Closing Date”).

Availability Period:

The New Money DIP Loans may be drawn during the period from and including the Closing Date up to, but excluding, the DIP Termination Date (as defined below) (such period, the “Availability Period”). The New Money DIP Commitments will expire at the end of the Availability Period. The New Money DIP Commitments shall be permanently reduced on the date of each Extension of Credit by the aggregate principal amount of the New Money DIP Loans made on the date of such Extension of Credit.

Maturity:

All DIP Obligations (as defined herein) will be due and payable in full in cash unless otherwise agreed to by the DIP Lenders on the earliest of (i) the date that is [ ] calendar days after the Petition Date, (ii) if the Final DIP Order has not been entered, twenty-three (23) calendar days after the Petition Date, (iii) the acceleration of the DIP Loans and the termination of the New Money DIP Commitments upon the occurrence of an event referred to below under “Termination”, (iv) the effective date of any plan of reorganization, (v) the date the Bankruptcy Court converts any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (vi) the date the Bankruptcy Court dismisses any of the Chapter 11 Cases and (vii) the date an order is entered in any Bankruptcy Case appointing a Chapter 11 trustee or examiner with enlarged powers (any such date, the “DIP Termination Date”). Principal of, and accrued interest on, the DIP Loans and all other amounts owing to the DIP Agent and/or the DIP Lenders under the DIP Facility shall be payable on the DIP Termination Date.

Budget:	The “Budget” shall consist of a 13-week operating budget setting forth all forecasted receipts and disbursements on a weekly basis for such 13-week period beginning as of the week of the Petition Date, broken down by week, including the anticipated weekly uses of the DIP Proceeds for such period (and draws under the DIP Facility), which shall include, among other things, available cash, cash flow, trade payables and ordinary course expenses, total expenses and capital expenditures, fees and expenses relating to the DIP Facility, fees and expenses related to the Chapter 11 Cases (including professional fees), and working capital and other general corporate needs, which forecast shall be in form satisfactory to the DIP Agent at the direction of the Required DIP Lenders and in substance satisfactory to the DIP Agent at the direction of the Required DIP Lenders (such Budget shall be supplemented in the manner required pursuant to the “Financial Reporting Requirements” section below).

Use of Proceeds:

The New Money DIP Loans shall be used, in each case subject to the Budget (including Permitted Variances (as defined below)) and the terms and conditions of the DIP Credit Agreement, the Interim Order, and the Final DIP Order, to (i) upon the entry of the Final DIP Order, refinance in full (the “BAML Payoff Amount”) the outstanding obligations of the Borrower under the Prepetition BAML Obligations (the “Prepetition BAML Obligations”) set forth in a payoff letter (the “BAML Payoff Letter”) in form and substance acceptable to the Prepetition BAML Agent; provided, however, that in the event that the Debtors seek authorization and use of the New Money DIP Loan on an interim basis, the DIP Liens securing the DIP Obligations will be subject to and junior to the Prepetition Liens securing the Prepetition BAML Obligations; (ii) provide working capital and for other general corporate purposes of the Debtors, (iii) fund the costs of the administration of the Chapter 11 Cases (including professional fees and expenses) and the section 363 sale processes, and (iv) fund interest, fees, and other payments contemplated in respect of the DIP Facility.

Without in any way limiting the foregoing, no DIP Collateral (as defined herein), DIP Proceeds, any portion of the Carve Out (as defined herein) or any other amounts may be used directly or indirectly by any of the Debtors, any official committee appointed in the Chapter 11 Cases (the “Committee”), if any, or any trustee or other estate representative appointed in the Chapter 11 Cases (or any successor case) or any other person or entity (or to pay any professional fees, disbursements, costs or expenses incurred in connection therewith): (a) to seek authorization to obtain liens or security interests that are senior to, or pari passu with, the DIP Liens (as defined below) or the Prepetition Liens (as defined herein) (except to the extent expressly set forth herein); or (b) to investigate (including by way of examinations or discovery proceedings), prepare, assert, join, commence, support or prosecute any action for any claim, counter-claim, action, proceeding, application, motion, objection, defense, or other contested matter seeking any order, judgment, determination or similar relief against, or adverse to the interests of, in any capacity, against any of the DIP Agent, the DIP Lenders, the Prepetition Agents or the Prepetition Lenders, and each of their respective officers, directors, controlling persons, employees, agents, attorneys, affiliates, assigns, or successors of each of the foregoing (all in their capacities as such) (collectively, the “Released Parties”), with respect to any transaction, occurrence, omission, action or other matter (including formal discovery proceedings in anticipation thereof), including, without limitation, (i) any claims or causes of action arising under chapter 5 of the Bankruptcy Code; (ii) any so-called “lender liability” claims and causes of action; (iii) any action with respect to the validity, enforceability, priority and extent of, or asserting any defense, counterclaim, or offset to, the DIP Obligations, the DIP Claims, the DIP Liens, the DIP Loan Documents, the Prepetition Loan Documents, the Prepetition Term B Obligations, and the Prepetition BAML Obligations (the Prepetition BAML Obligations and the Prepetition Term B Obligations, the “Prepetition Obligations”); (iv) any action seeking to invalidate, modify, set aside, avoid or subordinate, in whole or in part, the DIP Obligations or the Prepetition Obligations; (v) any action seeking to modify any of the rights, remedies, priorities, privileges, protections and benefits granted to either (A) the DIP Agent or the DIP Lenders hereunder or under any of the DIP Loan Documents, or (B) the Prepetition Agents or the Prepetition Lenders under any of the Prepetition Loan Documents (in each case, including, without limitation, claims, proceedings or actions that might prevent, hinder or delay any of the DIP Agent’s or the DIP Lenders’ assertions, enforcements, realizations or remedies on or against the DIP Collateral in accordance with the applicable DIP Loan Documents, the Interim Order, and the Final DIP Order); or (vi) objecting to, contesting, or interfering with, in any way, the DIP Agent’s and the DIP Lenders’ enforcement or realization upon any of the DIP Collateral once an Event of Default (as defined herein) has occurred; provided, however, that no more than $50,000 in the aggregate of the DIP Collateral, the Carve Out, cash collateral, proceeds from the borrowings under the DIP Facility or any other amounts, may be used by the Committee, if any, to investigate claims and/or liens of the Prepetition Agents and Prepetition Lenders under the Prepetition Loan Documents.

Documentation:

The DIP Facility will be evidenced by a credit agreement (the “DIP Credit Agreement”) to be in form based on the Prepetition Term B Credit Agreement (with such modifications as are necessary to reflect the terms set forth in this DIP Term Sheet and the nature of the DIP Facility as a debtor-in-possession facility, including appropriate qualifications to reflect the commencement and continuation of the Chapter 11 Cases, the events leading up to the Chapter 11 Cases, the effect of the bankruptcy, the terms of the RSA, the conditions in the industry in which the Borrower operates in as existing on the Closing Date and/or the consummation of transactions contemplated by the Debtors’ “first day” pleadings, and to reflect administrative agency and operational matters reasonably acceptable to the DIP Agent (acting at the direction of the Required DIP Lenders) and the Debtors and other modifications as may be reasonably agreed between DIP Agent (acting at the direction of the Required DIP Lenders) and the Debtors, the “Documentation Principles”), security documents, guarantees and other legal documentation (collectively, together with the DIP Credit Agreement, the “DIP Loan Documents”), which DIP Loan Documents shall be in form and substance consistent with the Documentation Principles, this DIP Term Sheet and otherwise satisfactory to the DIP Agent and the DIP Lenders.

Controlled Accounts:	The Debtors shall maintain all existing Deposit Accounts (as defined in the Prepetition Term B Credit Agreement) (other than excluded accounts to be agreed) and each such Deposit Account shall remain subject to a perfected lien and control pursuant to the terms of the Interim Order and the Final DIP Order or, as may be requested by the DIP Agent, an enforceable control agreement in favor of the DIP Agent (any such account, a “Controlled Account”). The DIP Credit Agreement, the Interim Order (as applicable), and the Final DIP Order shall require the Debtors to maintain the DIP Proceeds in the Controlled Accounts except as permitted to be used in accordance with the Budget and shall prohibit the Debtors from withdrawing funds from the Controlled Accounts after the occurrence and during the continuance of an Event of Default under the DIP Credit Agreement.

Interest:

The DIP Loans will bear interest at the Applicable Margin (as defined herein) plus the current LIBOR rate as determined by the DIP Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate, to be the rate at which United States Dollar deposits are offered to major banks in the London interbank market three (3) Business Days prior to the commencement of the requested interest period, adjusted for reserve requirements, if any, and subject to customary change of circumstance provisions, for interest periods of one month (the “LIBOR Rate”), payable quarterly in arrears; provided, however, that in no event shall the LIBOR Rate at any time be less than 1.00%.

“Applicable Margin” means a rate per annum equal to [__]%[2] paid in cash.

Interest shall be calculated on the basis of the actual number of days elapsed in a 360 day year.

2       NTD: To be determined based on DIP sizing and budget.

Default Interest:

Upon the occurrence of and during the continuance of an Event of Default under the DIP Loan Documents, the DIP Loans and all DIP Obligations will automatically bear interest at an additional 2.00% per annum.

Fees:

A closing fee equal to [__]% (the “Closing Fee”) on the entire New Money DIP Commitments, which shall be earned upon entry of the Final Order, with such Closing Fee to be shared on a pro rata basis by the DIP Lenders. The Closing Fee shall be paid in cash on the Closing Date to the DIP Agent (for distribution to the DIP Lenders).

Voluntary Prepayments:	Voluntary prepayments of the DIP Loans shall be permitted at any time, without premium or penalty.

Mandatory Prepayments:	The DIP Credit Agreement will contain customary mandatory prepayment events for financings of this type consistent with the Documentation Principles and others agreed to by the DIP Lenders and the Borrower (“Mandatory Prepayments”), including, without limitation, prepayments from proceeds of (i) insurance and condemnation proceeds, (ii) equity or debt issuances, (iii) extraordinary receipts, (iv) any cash or cash equivalents cash collateralizing any letter of that is returned to the Borrower or any Guarantor for its own account and (v) any cash or cash equivalents returned to the Borrower or any Guarantor from rent reserves or security deposits returned to the Borrower or any Guarantor upon the assignment of a lease or otherwise, in each case, received by the Borrower or any of the Guarantors and subject to exceptions to be agreed. Mandatory Prepayments will result in a permanent reduction of the DIP Facility.

Priority and Security under DIP Facility:	All obligations of the Borrower and the Guarantors to the DIP Agent and the DIP Lenders under the DIP Facility, including, without limitation, all principal and accrued interest, premiums (if any), costs, fees and expenses or any other amounts due, or any exposure of each DIP Lender and its affiliates in respect of cash management incurred on behalf of the Borrower or any Guarantor under the DIP Facility (collectively, the “DIP Obligations”), shall be secured by the following liens and security interests (the “DIP Liens”):

(a) subject to the Carve Out and subject only to existing liens that under applicable law, are senior to, and have not been subordinated to, the liens of the DIP Agent under the DIP Loan Documents, but only to the extent that such liens are valid, perfected, enforceable and non-avoidable liens as of the Petition Date or perfected following the Petition Date as permitted by section 546 of the Bankruptcy Code (collectively, the “Permitted Liens”), pursuant to section 364(d)(1) of the Bankruptcy Code, a first priority perfected senior priming lien on, and security interest in the Collateral (as defined in the Prepetition Term B Loan Documents) securing the Prepetition BAML Obligations and the Prepetition Term B Obligations, wherever located, that may be subject to a validly perfected security interest in existence on the Petition Date securing the Prepetition BAML Obligations and the Prepetition Term B Obligations under the Prepetition Loan Documents (the “Prepetition Liens”), which Prepetition Liens shall be primed by, and made subject and subordinate to, the perfected first priority senior priming liens and security interests to be granted to the DIP Agent for the benefit of the DIP Lenders, which senior priming liens and security interests in favor of the DIP Agent for the benefit of the DIP Lenders shall also be senior to the Prepetition Term B Lender Adequate Protection Liens (as defined herein); provided, however, that that DIP Liens shall, until the Prepetition BAML Agent’s receipt of the BAML Payoff Amount (the “BAML Payoff Date”), be subject to and junior to the Prepetition Liens securing the Prepetition BAML Obligations;

(b) subject to the Carve Out, pursuant to section 364(c)(2) of the Bankruptcy Code, a first priority perfected lien on, and security interest in, all present and after acquired property of the Debtors, wherever located, not subject to a lien or security interest on the date of commencement of the Chapter 11 Cases (collectively, the “Unencumbered Property”);

(c)       subject to the Carve Out, pursuant to section 364(c)(3) of the Bankruptcy Code, a junior perfected lien on, and security interest in, all present and after-acquired property of the Debtors, wherever located, that is subject to a Permitted Lien on the Petition Date or subject to a Permitted Lien in existence on the Petition Date that is perfected subsequent thereto as permitted by section 546(b) of the Bankruptcy Code; and

(d)       subject to the Carve Out, a first priority perfected lien on, and security interest in, all funds on deposit in the Controlled Accounts.

The property referred to in the preceding clauses (a), (b), (c) and (d) is collectively referred to as the “DIP Collateral” and shall include, without limitation, all assets (whether tangible, intangible, personal or mixed) of the Borrower and the Guarantors, whether now owned or hereafter acquired and wherever located, before or after the Petition Date, including, without limitation, all accounts, proceeds of leases, inventory, equipment, equity interests or capital stock in subsidiaries, investment property, instruments, chattel paper, real estate, leasehold interests, contracts, patents, copyrights, trademarks and other general intangibles, the proceeds of all claims or causes of action (including upon entry of the Final Order, avoidance actions and proceeds of avoidance actions under chapter 5 of the Bankruptcy Code) and all products, offspring, profits and proceeds thereof.

The DIP Liens shall be effective and perfected as of the entry of the Interim Order (subject to the occurrence of the Closing Date) and without necessity of the execution, filing or recording of control agreements, financing statements or other agreements. However, the DIP Agent may, in its discretion, require the execution, filing or recording of any or all of the documents described in the preceding sentence.

Notwithstanding the foregoing, the DIP Collateral shall not include (and the DIP Liens shall not extend to) assets scheduled and held by the Debtors in trust (but only for so long as such assets are held in trust).

Superpriority DIP Claims:

All DIP Claims shall be entitled to the benefits of section 364(c)(1) of the Bankruptcy Code, having superpriority over any and all administrative expenses of the kind that are specified in sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726, 1114 or any other provisions of the Bankruptcy Code, subject only to the Carve Out.

The DIP Claims will, at all times during the period that the DIP Loans remain outstanding, remain, in right of payment, senior in priority to all other claims or administrative expenses, including (a) any claims allowed pursuant to the obligations under the Prepetition Loan Documents, and (b) the Prepetition Term B Lender Superpriority Claims (as defined below), subject only to the Carve Out; provided, however, that the DIP Claims shall be subject to and junior to the claims of the Prepetition BAML Agent and the Prepetition BAML Lender until the BAML Payoff Date.

Carve Out:

“Carve Out” means an amount equal to the sum of the following (A) : (i) all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee under 28 U.S.C. § 1930(a) plus interest pursuant to 31 U.S.C. § 3717 (without regard to the notice set forth in clause (iii) below); (ii) all reasonable fees and expenses incurred by a trustee under section 726(b) of the Bankruptcy Code in an aggregate amount not to exceed $[50,000] (without regard to the notice set forth in clause (iii) below); and (iii) to the extent allowed by the Bankruptcy Court at any time, whether by interim order, procedural order, final order or otherwise, all accrued and unpaid fees, disbursements, costs and expenses incurred by persons or firms retained by the Debtors pursuant to section 327, 328 or 363 of the Bankruptcy Code (the “Debtor Professionals”) and all accrued unpaid fees, disbursements, costs and expenses incurred by the Committee (if any) pursuant to section 328 and 1103 of the Bankruptcy Code (the “Committee Professionals,” together with the Debtor Professionals, the “Estate Professionals,” and such Estate Professional fees in each case in accordance with the Budget, the “Allowed Professional Fees”) at any time before or on the first business day following delivery by the DIP Agent at the direction of the Required DIP Lenders of a Carve Out Trigger Notice (as defined below), whether allowed by the Bankruptcy Court prior to or after delivery of a Carve Out Trigger Notice; and (iv) Allowed Professional Fees of Estate Professionals in an aggregate amount not to exceed $[_____] incurred after the first business day following delivery by the DIP Agent at the direction of the Required DIP Lenders of a Carve Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, final order, or otherwise (the amounts set forth in this clause (iv), the “Post-Carve Out Trigger Notice Cap”); provided, however, nothing herein shall be construed to impair the ability of any party to object to any fees, expenses, reimbursement or compensation sought by any such professionals or any other person or entity. For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice (which may be delivered by e-mail (or other electronic means)) by the DIP Agent at the direction of the Required DIP Lenders to the Debtors and their counsel, the United States Trustee, and lead counsel to any Committee appointed in the Chapter 11 Cases, which notice may be delivered following the occurrence of an Event of Default, stating that the Post-Carve Out Trigger Notice Cap has been invoked.

For the avoidance of doubt and notwithstanding anything to the contrary herein, the Carve Out shall be senior to all liens and claims securing the DIP Facility, the adequate protection liens and claims, and all other forms of adequate protection, liens, or claims securing the DIP Obligations or the Prepetition Obligations; provided, however, that upon the BAML Payoff Date, the Prepetition BAML Agent and the Prepetition BAML Lenders shall be released from any and all liability or subordination to the Carve Out.

Investigation Rights:

The Committee (to the extent appointed), and any other party in interest with standing, shall have the lesser of (x) sixty (60) calendar days from the date of its appointment and, to the extent a Committee is not appointed, any party in interest (other than the Debtors) shall have a maximum of seventy-five (75) calendar days from the entry of the Interim Order for any other party in interest with requisite standing or (y) two Business Days prior to the sale hearing approving the sale of all or substantially all of the Debtors’ assets (the “Investigation Period”) to investigate and commence an adversary proceeding or contested matter, as required by the applicable Federal Rules of Bankruptcy Procedure, and challenge (each, a “Challenge”) the findings, the Debtors’ stipulations, or any other stipulations contained in the Interim Order and the Final DIP Order, including, without limitation, any challenge to the validity, priority or enforceability of the liens securing the obligations under the Prepetition Loan Documents, or to assert any claim or cause of action against the Prepetition Agents or the Prepetition Lenders arising under or in connection with the Prepetition Loan Documents or the Prepetition Obligations, as the case may be, whether in the nature of a setoff, counterclaim or defense of Prepetition Obligations, or otherwise. The Investigation Period may only be extended with the prior written consent of the Prepetition Agents (acting at the direction of the Required Lenders), or pursuant to an order of the Bankruptcy Court. Except to the extent asserted in an adversary proceeding or contested matter filed during the Investigation Period, upon the expiration of such applicable Investigation Period (to the extent not otherwise waived or barred), (i) any and all Challenges or potential challenges shall be deemed to be forever waived and barred; (ii) all of the agreements, waivers, releases, affirmations, acknowledgements and stipulations contained in the Interim Order and Final DIP Order shall be irrevocably and forever binding on the Debtors, the Committee and all parties-in-interest and any and all successors-in-interest as to any of the foregoing, including any Chapter 7 Trustee, without further action by any party or the Bankruptcy Court; (iii) the Prepetition Obligations shall be deemed to be finally allowed and the Prepetition Liens shall be deemed to constitute valid, binding and enforceable encumbrances, and not subject to avoidance pursuant to the Bankruptcy Code or applicable non-bankruptcy law; and (iv) the Debtors shall be deemed to have released, waived and discharged the Released Parties from any and all claims and causes of action arising out of, based upon or related to, in whole or in part, the Prepetition Obligations. Notwithstanding anything to the contrary herein: (x) if any Challenge is timely commenced, the stipulations contained in the Interim Order and the Final DIP Order shall nonetheless remain binding on all other parties-in-interest and preclusive except to the extent that such stipulations are expressly and successfully challenged in such Challenge; and (y) the Released Parties reserve all of their rights to contest on any grounds any Challenge. For the avoidance of doubt, the Interim Order and the Final DIP Order shall include language that the investigation rights afforded to the Committee will not constitute the Debtors’, the Prepetition Lenders’ or DIP Lenders’ recognition, consent, or agreement not to object to, the Committee’s standing to assert any claim or cause of action.

Conditions Precedent to the Closing of the DIP Facility:	The DIP Credit Agreement will contain customary conditions precedent to closing mutually acceptable to the Debtors, the DIP Agent and the DIP Lenders, including but not limited to the following conditions precedent, each of which shall be subject to waiver with the consent of the Debtors and the DIP Agent at the direction of the Required DIP Lenders:

• All documentation relating to the DIP Facility shall be in form and substance satisfactory to the DIP Agent and the DIP Lenders, and shall have been duly executed and delivered by all parties thereto.

• All reasonable and documented (in summary form) out-of-pocket fees, costs, disbursements and expenses, accrued and unpaid as of the Closing Date, of (i) the DIP Agent (limited, in the case of counsel, to all reasonable and documented out-of-pocket fees, costs, disbursements and expenses of the DIP Agent’s outside counsel, [James-Bates-Brannan-Groover LLP] (“[JBBG]”), and any successor counsel, and, to the extent necessary, one firm of local counsel engaged by the DIP Agent in connection with the Debtors’ Chapter 11 Cases), (ii) the DIP Lenders (limited, in the case of counsel, to all reasonable and documented out-of-pocket fees, costs, disbursements and expenses of the DIP Lenders’ outside counsel, King & Spalding LLP (“K&S”), and, to the extent necessary, one firm of local counsel engaged by the DIP Lenders in connection with the Debtors’ Chapter 11 Cases), (iii) Province Inc. and (iv) any other professional advisors retained by the DIP Agent at the direction of the Required DIP Lenders in their reasonable discretion, shall have been paid in full in cash (which payment may be made from DIP Proceeds), in each case to the extent invoices for any such accrued and unpaid amounts are provided to the Debtors no later than two (2) Business Days prior to the Closing Date.

• The DIP Agent and the DIP Lenders shall have received a Budget in form and substance satisfactory to the DIP Agent at the direction of the Required DIP Lenders.

• All first day motions, including those related to the DIP Facility, filed by the Debtors and related orders entered by the Bankruptcy Court in the Chapter 11 Cases shall be in form and substance reasonably satisfactory to the DIP Agent at the direction of the Required DIP Lenders.

• Other than the Interim Order and the Final DIP Order, there shall not exist any law, regulation, ruling, judgment, order, injunction or other restraint that prohibits, restricts or imposes a materially adverse condition on the DIP Facility or the exercise by the DIP Agent at the direction of the DIP Lenders of its rights as a secured party with respect to the DIP Collateral.

• Other than, in each case, as a result of the commencement and continuation of the Chapter 11 Cases, the events leading up to the Chapter 11 Cases, the effect of the bankruptcy, the conditions in the industry in which the Borrower operates in as existing on the Closing Date and/or the consummation of transactions contemplated by the Debtors’ “first day” pleadings reviewed by the DIP Agent and the Required DIP Lenders (collectively, the “Known Events”), since the Petition Date there shall have occurred no event, circumstance or condition which has resulted, or could reasonably be expected to result, in a material adverse change in (i) the business, operations, properties or condition (financial or otherwise) of the Debtors and their subsidiaries, collectively, (ii) the legality, validity or enforceability of any DIP Loan Documents, the Interim Order or the Final DIP Order, (iii) the ability of the Borrower or the Guarantors, taken as a whole, to perform their payment obligations under the DIP Loan Documents, (iv) the perfection or priority of the DIP Liens granted pursuant to the DIP Loan Documents, the Interim Order or the Final DIP Order, or (v) the rights and remedies of the DIP Agent and the DIP Lenders under the DIP Loan Documents taken as a whole (any of the foregoing being a “Material Adverse Change”).

• Other than the Chapter 11 Cases, as stayed upon the commencement of the Chapter 11 Cases, or as disclosed in writing to the DIP Agent prior to the Petition Date on a schedule to the DIP Credit Agreement, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in writing in any court or before any arbitrator or governmental authority that (i) would reasonably be expected to result in a Material Adverse Change or (ii) restrains, prevents or purports to affect materially adversely the legality, validity or enforceability of the DIP Facility or the consummation of the transactions contemplated thereby.

• Other than as a result of or in connection with the Chapter 11 Cases, all governmental and third party consents and approvals reasonably necessary to be obtained by the Borrower in connection with the DIP Facility, if any, shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the DIP Agent at the direction of the Required DIP Lenders in their reasonable discretion) or permitted via the Interim Order or the Final DIP Order, as applicable, and shall remain in effect.

• Subject to the entry of the Interim Order, the DIP Agent, for the benefit of the DIP Lenders, shall have a valid and perfected lien on and security interest in the DIP Collateral of the Debtors on the basis and with the priority set forth herein.

•    In the event that the Debtors seek authorization and use of the New Money DIP Loans on an interim basis, the Bankruptcy Court shall have entered the Interim Order within three (3) calendar days following the Petition Date, in form and substance consistent with the terms and conditions set forth herein and otherwise satisfactory to the DIP Agent at the direction of the Required DIP Lenders, which Interim Order shall include, without limitation, copies of the DIP Facility and the initial Budget as exhibits thereto, entered on notice to such parties as may be satisfactory to the DIP Agent acting at the direction of the Required DIP Lenders and otherwise required by the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules of the Bankruptcy Court, (i) authorizing and approving, on an interim basis, the New Money DIP Facility and the transactions contemplated thereby, including, without limitation, the granting of the superpriority status, security interests and priming liens (subject to the Prepetition Liens securing the Prepetition BAML Obligations to the extent the BAML Payoff Amount is not received on such date), and the payment of all fees, referred to herein; (ii) authorizing, on an interim basis, the lifting or modification of the automatic stay to permit the Borrower and the Guarantors to perform their obligations, and the DIP Lenders to exercise their rights and remedies, with respect to the DIP Facility; (iii) authorizing, on an interim basis, the use of cash collateral and providing for adequate protection in favor of the Prepetition Lenders as and to the extent provided herein; and (iv) reflecting such other terms and conditions that are mutually satisfactory to the DIP Agent (at the direction of the Required DIP Lenders) and the Debtors, in their respective discretion, in each case, on the terms and conditions set forth herein; which Interim Order shall be in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the DIP Agent (at the direction of the Required DIP Lenders).

• The Bankruptcy Court shall have entered the Final DIP Order within twenty (23) calendar days following the Petition Date, in form and substance consistent with the terms and conditions set forth herein and otherwise satisfactory to the DIP Agent at the direction of the Required DIP Lenders, which Final DIP Order shall include, an updated Budget (as necessary) as an exhibit thereto, entered on notice to such parties as may be satisfactory to the DIP Agent acting at the direction of the Required DIP Lenders and otherwise as required by the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules of the Bankruptcy Court, (i) authorizing and approving, on a final basis, the New Money DIP Facility and the transactions contemplated thereby, including, without limitation, the granting of the superpriority status, security interests and priming liens, and the payment of all fees, referred to herein; (ii) authorizing, on a final basis, the lifting or modification of the automatic stay to permit the Borrower and the Guarantors to perform their obligations, and the DIP Lenders to exercise their rights and remedies, with respect to the DIP Facility; (iii) authorizing, on a final basis, the use of cash collateral and providing for adequate protection in favor of the Prepetition Lenders as and to the extent provided herein; and (iv) reflecting such other terms and conditions that are mutually satisfactory to the DIP Agent (at the direction of the Required DIP Lenders) and the Debtors, in their respective discretion, in each case, on the terms and conditions set forth herein; which Final DIP Order shall be in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the DIP Agent (at the direction of the Required DIP Lenders).

•    The Debtors shall have entered into all stalking horse asset purchase agreements as set forth in and pursuant to the RSA.

•    The DIP Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, and the DIP Agent shall have completed, with results satisfactory to the DIP Agent, its review procedures regarding the respective documentation and information, on or prior to the Closing Date.

•    Receipt of customary closing items, including (i) a secretary’s certificate containing customary exhibits, and (ii) UCC-1 financing statements and intellectual property security agreements.

•    The Debtors shall have entered into the RSA with the requisite Consenting Parties (as defined in the RSA) in accordance with its terms and the RSA shall otherwise become effective as to such parties, and the RSA shall continue to be in full force and effect according to its terms.

Conditions Precedent to Borrowing New Money DIP Loans:

In addition to the satisfaction of the conditions on the Closing Date, the DIP Credit Agreement will contain the following conditions precedent to borrowings on the date of any Extension of Credit:

•    The DIP Agent shall have received a borrowing notice from the Borrower at least three (3) business days prior to the anticipated date of any Extension of Credit.

•    No Default or Event of Default shall have occurred, and shall be continuing, under the DIP Loan Documents immediately prior to the funding of the New Money DIP Loans or would result from such borrowing of the New Money DIP Loans.

•    The representations and warranties of each Borrower and each Guarantor set forth in the DIP Credit Agreement shall be true and correct in all material respects (without duplication of any materiality qualifier) on and as of the Closing Date or on and as of the date of any Extension of Credit thereafter, as applicable, in each case immediately after giving effect to the funding of any New Money DIP Loans and to the application of the proceeds therefrom as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier) as of such earlier date).

•    The making of the New Money DIP Loans shall not violate any requirement of law and shall not be enjoined temporarily, preliminarily or permanently.

•    The making of the New Money DIP Loans shall be authorized pursuant to the Interim Order or the Final DIP Order, as applicable.

•    Other than the Final DIP Order, there shall not exist any law, regulation, ruling, judgment, order, injunction or other restraint that prohibits or restricts the DIP Facility or the exercise by the DIP Agent at the direction of the DIP Lenders of its rights as a secured party with respect to the DIP Collateral.

•    The entry of the Final DIP Order, in form and substance consistent with the terms and conditions set forth herein and otherwise satisfactory to the DIP Agent at the direction of the Required DIP Lenders, which Final DIP Order shall be in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the DIP Agent (at the direction of the Required DIP Lenders).

•    Other than the Known Events, since the Petition Date, there shall not have been a Material Adverse Change.

•    The RSA shall remain in force and effect according to its terms.

•    Other than the Chapter 11 Cases, as stayed upon the commencement of the Chapter 11 Cases, or as disclosed in writing to the DIP Agent prior to the Petition Date on a schedule to the DIP Credit Agreement, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in writing in any court or before any arbitrator or governmental authority that (i) would reasonably be expected to result in a Material Adverse Change or (ii) restrains, prevents or purports to affect materially adversely the legality, validity or enforceability of the DIP Facility or the consummation of the transactions contemplated thereby.

•    The Loan Parties shall be in compliance with (i) the Interim Order, (ii) the Final DIP Order, and (ii) the Budget (subject to Permitted Variances).

Representations and Warranties:	The DIP Credit Agreement will contain representations and warranties (which will be applicable to each Debtor and its subsidiaries) consistent with the Documentation Principles and to be made as of (x) the date the Borrower and the Guarantors execute the DIP Loan Documents, (y) the Closing Date, and (z) the date of any Extension of Credit thereafter, including without limitation the following: representations and warranties regarding valid existence, requisite power, due authorization, no conflict with the Interim Order or the Final DIP Order (as applicable) or applicable law, governmental consent, enforceability of DIP Loan Documents, Budget, accuracy of financial statements and all other non-forward looking information provided, compliance with law, absence of Material Adverse Change, no default under the DIP Loan Documents, taxes, subsidiaries, litigation, labor matters, ERISA, pension and benefit plans, leases and real property, material contracts, bankruptcy matters, environmental, ownership of properties and necessary rights to intellectual property, insurance, inapplicability of Investment Company Act, compliance with OFAC, money laundering, PATRIOT Act and other anti-terrorism laws and anti-corruption laws, continued accuracy of representations and continued effectiveness of the Interim Order or Final DIP Order (as applicable) and each other order of the Bankruptcy Court with respect to the DIP Facility.

Affirmative and Negative Covenants:	The DIP Credit Agreement will contain customary affirmative and negative covenants to be consistent with the Documentation Principles, including without limitation, the following:

• Deliver to the DIP Agent and the DIP Lenders and their counsel for review and comment, as soon as commercially reasonable, and in any event not less than three (3) Business Days prior to filing (or as soon thereafter as is reasonably practicable under the circumstances), all pleadings, motions and other documents material to the DIP Agent or DIP Lenders (provided that any of the foregoing relating to the DIP Facility shall be deemed material) to be filed on behalf of the Debtors with the Bankruptcy Court.

•    Promptly deliver in accordance with the Bid Procedures (as defined in the RSA), to the DIP Agent and the DIP Lenders copies of any term sheets, proposals, presentations, amendments to any Asset Purchase Agreement(s) (as defined in the RSA) or other documents, from any party, related to (i) the restructuring of the Debtors, or (ii) the sale of assets of one or more of the Debtors. Notwithstanding the foregoing, the Debtors will not provide copies of any term sheets, proposals, presentations, amendments to any Asset Purchase Agreement(s), bids or other confidential information to the DIP Agent and the DIP Lenders if the DIP Agent and the DIP Lenders are active bidders or involved in the bidding process as to the relevant Asset(s) at the applicable time.

•    Comply with laws (including without limitation, the Bankruptcy Code, ERISA, environmental laws, OFAC, money laundering laws, PATRIOT Act and other anti-terrorism laws and anti-corruption laws), pay taxes, maintain all necessary licenses and permits and trade names, trademarks, patents, preserve corporate existence, maintain appropriate and adequate insurance coverage and permit inspection of properties, books and records, in each case, subject to materiality qualifiers consistent with the Documentation Principles.

• Limitations against all transactions with affiliates of the Debtors (other than ordinary course transactions consistent with past practice among or between any Debtors and their respective subsidiaries), including, without limitation, restrictions on payment of any management fees to affiliates.

• Maintain a cash management system as required by the Interim Order and the Final DIP Order and otherwise in compliance with the Prepetition Term B Credit Agreement.

• Not make or commit to make payments to critical vendors in respect of prepetition amounts.

• Delivery of the Budget, updated every two weeks and adherence to the Budget, subject to Permitted Variances.

•      (i) Actual line item and aggregate disbursements shall not exceed the line item and aggregate amount of disbursements in the Budget for the applicable period by more than the Permitted Variances, (ii) actual aggregate cash receipts (excluding DIP Proceeds that may be deemed a receipt) during the applicable period shall not be less than the aggregate amount of such cash receipts in the Budget for such period by more than the Permitted Variances; and (iii) actual cash flows during the applicable period shall not differ from the aggregate amount of such cash flows in the Budget for such period by more than the Permitted Variances.

[For purposes hereof, the term “Permitted Variances” will mean, for the first two week period after the Closing Date, to be tested on the first Wednesday following the end of such two week period (the “Initial Testing Period”) and for each rolling two week period after the Initial Testing Period (each such period after the Initial Testing Period, together with the Initial Testing Period, the “Testing Periods”): (i) all favorable variances, and (ii) an unfavorable variance of no more than [ ]% for each of actual receipts, actual disbursements (on a line item and aggregate basis) and actual net cash flows as compared to the budgeted receipts, disbursements and net cash flows, respectively, set forth in the Budget with respect to the applicable Testing Period; provided, further, that any disbursements in any Testing Period made from proceeds of favorable variances with respect to receipts in any Testing Period shall not be counted as disbursements for purposes of calculating unfavorable variances; notwithstanding the foregoing, the Carve Out shall be excluded from the determination of Permitted Variances. The Permitted Variances with respect to each Testing Period shall be determined and reported to the DIP Agent and the DIP Lenders not later than 5:00 p.m. Eastern Time on each Wednesday immediately following the end of each such Testing Period. Additional variances, if any, from the Budget, and any proposed changes to the Budget, shall be subject to the approval of the DIP Agent at the direction of the Required DIP Lenders.][3]

• Consistent with the Documentation Principles and subject to the Budget, not incur or assume any additional debt or contingent obligations in respect of debt, give any guaranties in respect of debt, create any liens, charges or encumbrances or incur additional material lease obligations, in each case, beyond agreed upon limits; not merge or consolidate with any other person, change the nature of business or corporate structure or create or acquire new subsidiaries, in each case, beyond agreed upon limits; not amend its charter or by laws; not sell, lease or otherwise dispose of assets (including, without limitation, in connection with a sale leaseback transaction) outside the ordinary course of business and beyond agreed upon limits; not give a negative pledge on any assets in favor of any person other than the DIP Agent for the benefit of the DIP Lenders; and not permit to exist any consensual encumbrance on the ability of any subsidiary to pay dividends or other distributions to the Borrower; in each case, subject to customary exceptions or baskets as may be agreed.

• Other than the DIP Obligations or as otherwise set forth in the Interim Order or the Final DIP Order, not prepay, redeem, purchase, defease, exchange or repurchase any debt or amend or modify any of the terms of any such debt or other similar agreements entered into by any Debtor or its subsidiaries.

• Not make any loans, advances, capital contributions or acquisitions, form any joint ventures or partnerships or make any other investments in subsidiaries (other than among the Debtors) or any other person, subject to certain exceptions to be agreed.

• Not make or commit to make any payments in respect of warrants, options, repurchase of stock, dividends or any other distributions (other than among the Debtors, from Debtors to non-Debtor affiliates in the ordinary course, among non-Debtors, and from non-Debtors to Debtors).

• Not make, commit to make, or permit to be made any bonus payments to executive officers of the Debtors and their subsidiaries in excess of the amounts set forth in the Budget.

• Not permit any change in ownership or control of any Debtor or any subsidiary or any change in accounting treatment or reporting practices, except as required by GAAP or as permitted or contemplated by the DIP Credit Agreement.

• Without the prior written consent of the Required DIP Lenders, not make or permit to be made any change to the Interim Order or the Final DIP Order with respect to the DIP Facility.

3       NTD: Variance concept to be discussed.

•    Not permit the Debtors to seek authorization for, and not permit the existence of, any claims other than that of the DIP Lenders entitled to a superpriority under section 364(c)(1) of the Bankruptcy Code that is senior or pari passu with the DIP Lenders’ section 364(c)(1) claim, except for the Carve Out.

•    The Debtors shall comply with the Milestones (as defined herein).

Financial Reporting Requirements:

The Borrower shall provide to the DIP Agent for the benefit of the DIP Lenders (hereinafter the “Financial Reporting Requirements”): (i) monthly operating reports of the Debtors and their subsidiaries, within thirty (30) calendar days of month end, certified by the Debtors’ chief financial officer; (ii) quarterly consolidated financial statements of the Debtors and their subsidiaries within forty-five (45) calendar days of fiscal quarter end, certified by the Borrower’s chief financial officer; (iii) following delivery of the Budget on the Closing Date, by not later than 5:00 p.m. Eastern Time on the second Wednesday following the Closing Date and by not later than 5:00 p.m. Eastern Time on each Wednesday following the end of each Testing Period, an updated Budget, in each case, in form reasonably satisfactory to the DIP Agent at the direction of the Required DIP Lenders and in substance satisfactory to the DIP Agent at the direction of the Required DIP Lenders for the subsequent 13 week period consistent with the form of the Budget, and such updated Budget shall become the “Budget” for the purposes of the DIP Facility upon the DIP Agent’s acknowledgement at the direction of the Required DIP Lenders that the proposed updated Budget is substantially in the form of the Budget and in substance satisfactory to the DIP Agent at the direction of the Required DIP Lenders (provided, that, until a new Budget has been approved by the DIP Agent at the direction of the Required DIP Lenders, the most recently approved Budget shall govern); and (iv) beginning on the second Wednesday following the Closing Date (by not later than 5:00 p.m. Eastern Time), and on every Wednesday following the end of each Testing Period (by not later than 5:00 p.m. Eastern Time), a variance report (the “Variance Report”) setting forth actual cash receipts and disbursements and cash flows of the Debtors for the prior Testing Period and setting forth all the variances, on a line-item and aggregate basis, from the amount set forth for such period as compared to the applicable Budget delivered by the Debtors, in each case, on a weekly and cumulative rolling 2-week basis (and each such Variance Report shall include explanations for all material variances and shall be certified by the Chief Financial Officer of the Debtors). The Borrower will promptly provide notice to the DIP Agent, for distribution to the DIP Lenders, of any Material Adverse Change.

All deliveries required pursuant to this section shall be subject to the confidentiality provision to be negotiated in the DIP Credit Agreement.

On each Monday (or, in the event that such day is not a Business Day then on the Business Day immediately following) during the Chapter 11 Cases, the Borrower’s senior management and professionals shall host a telephonic meeting for the DIP Lenders and their professionals at which the Borrower’s senior management and professionals shall provide an update to the DIP Lenders (and make themselves available for questions) with respect to the financial and operating performance of the Loan Parties and their estates, including, but not limited to, the Variance Report.

Other Reporting Requirements:

The DIP Credit Agreement will contain other customary reporting requirements for similar debtor-in-possession financings and others determined by the DIP Lenders in their reasonable discretion to be appropriate to the transactions contemplated herein, including, without limitation, with respect to material adverse events, events and notices under other material debt instruments, litigation, contingent liabilities, ERISA or environmental events and consistent with the Documentation Principles (collectively with the financial reporting information described above, the “Information”).

Chapter 11 Cases Milestones:

The DIP Credit Agreement will include the following milestones related to the Debtors’ Chapter 11 Cases (the “Milestones”):

•      No later than [three] calendar days after the Petition Date, the Bankruptcy Court shall have entered the Interim Order.

•      No later than twenty-three (23) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order;

•      The Debtors shall establish a date that is no later than fifty-five (55) calendar days after the Petition Date as the deadline for the submission of binding bids with respect to their assets;

•      No later than sixty (60) calendar days after the Petition Date, the Debtors shall complete an auction for substantially all of its assets, in accordance with the Bid Procedures; provided that if there is no higher or better offer submitted in comparison to the stalking horse bid(s), no auction shall be held;

•      No later than sixty-five (65) calendar days after the Petition Date, the Bankruptcy Court shall have entered one or more sale order(s) (which shall be in form and substance reasonably acceptable to Required DIP Lenders) approving each of the winning bid(s) resulting from the auction; and

•      Approval of the Debtors’ sale(s), including consummation of the transactions contemplated thereby, shall occur no later than the date that is seventy-five (75) calendar days after the Petition Date.

•      No later than [days] after the Petition Date, the Bankruptcy Court shall have entered an order approving the disclosure statement and approving voting and solicitation procedures with respect to the Liquidating Plan (as defined in the TSA);

•      No later than [days] after the Petition Date, the Bankruptcy Court shall have entered an order confirming the Liquidating Plan; and

•      No later than [days] after the Petition Date, the Liquidating Plan Effective Date (as defined in the TSA) shall have occurred.

Events of Default:

The DIP Credit Agreement will contain events of default customarily found in loan agreements for similar debtor-in-possession financings and other events of default deemed by the DIP Lenders appropriate to the transactions contemplated therein which will be applicable to the Debtors and their subsidiaries (each an “Event of Default”), including, without limitation:

•      failure to make payments when due;

•      noncompliance with covenants (subject to customary cure periods as may be agreed with respect to certain covenants);

•      breaches of representations and warranties in any material respect, in either case, under the DIP Credit Agreement;

•      failure to satisfy or stay execution of judgments in excess of specified amounts;

•      the existence of certain materially adverse employee benefit or environmental liabilities, except for such liabilities as are in existence as of the Closing Date and are set forth on a schedule to the DIP Credit Agreement, and customary ERISA and similar foreign plan events;

•      occurrence of a Material Adverse Change;

•      invalidity of the DIP Loan Documents;

•      change in ownership or control;

•      termination of the RSA;

•      termination of the Asset Purchase Agreement(s) due to a breach thereunder by the Debtors;

•      filing of a plan of reorganization or plan of liquidation by the Debtors that does not propose to indefeasibly repay the DIP Obligations in full in cash on the plan effective date, unless otherwise consented to by the DIP Agent and the Required DIP Lenders;

•      any of the Debtors shall file a pleading seeking to vacate or modify the Interim Order or the Final DIP Order over the objection of the DIP Agent at the direction of the Required DIP Lenders;

•      entry of an order without the prior written consent of the Required DIP Lenders amending, supplementing or otherwise modifying the Interim Order or the Final DIP Order;

•      reversal, vacatur or stay of the effectiveness of the Interim Order or the Final DIP Order except to the extent reversed within five (5) Business Days;

•      any violation of any material term of the Interim Order or the Final DIP Order by the Debtors;

•      dismissal of the Chapter 11 Case of a Debtor with material assets or conversion of the Chapter 11 Case of a Debtor with material assets to a case under Chapter 7 of the Bankruptcy Code, or any Debtor shall file a motion or other pleading seeking such dismissal or conversion of any Bankruptcy Case;

•      appointment of a Chapter 11 trustee or examiner with enlarged powers, or any Debtor shall file a motion or other pleading seeking such appointment;

•      any sale of all or substantially all assets of the Debtors pursuant to Section 363 of the Bankruptcy Code, unless such sale is conducted in accordance with the Bid Procedures;

•      failure to meet a Milestone, unless extended or waived by the prior written consent of the DIP Agent at the direction of the Required DIP Lenders;

•      granting of relief from the automatic stay in the Chapter 11 Cases to permit foreclosure or enforcement on assets of the Borrower or any Guarantor, in each case, with a fair market value in excess of $[50,000];

•      the Debtors’ filing of (or supporting another party in the filing of) a motion seeking entry of, or the entry of an order by the Bankruptcy Court, granting any superpriority claim or lien (except as contemplated herein) which is senior to or pari passu with the DIP Claims;

•      an order shall be entered in any of the Chapter 11 Cases, without the prior written consent of the DIP Agent and the Required DIP Lenders (i) to permit any administrative expense or any claim (now existing or hereafter arising of any kind or nature whatsoever) to have administrative priority equal or superior to the DIP Claims (other than the Carve Out) or (ii) granting or permitted grant of a lien that is equal in priority or senior to the DIP Liens (other than the Carve Out);

•      the Debtors’ filing of a motion seeking entry of an order approving any key employee incentive plan, employee retention plan, or comparable plan, without the prior written consent of the Required DIP Lenders;

•      the Debtors shall seek, or shall support any other person’s motion seeking (in any such case, verbally in any court of competent jurisdiction or by way of any motion or pleading filed with the Bankruptcy Court, or any other writing to another party in interest by the Debtors), to challenge the validity or enforceability of any of the obligations of the parties under the Prepetition Loan Documents;

•      the Debtors shall assert in any pleading filed in any court that the guarantee contained in the DIP Loan Documents is not valid and binding, for any reason, to be in full force and effect, other than pursuant to the terms hereof or thereof;

•      payment of or granting adequate protection with respect to prepetition debt, other than as expressly provided herein or in the Interim Order or the Final DIP Order or consented to by the DIP Agent at the direction of the Required DIP Lenders;

•      expiration or termination of the period provided by section 1121 of the Bankruptcy Code for the exclusive right to file a plan with respect to a Debtor with material assets unless such expiration or termination was sought by the Prepetition Lenders or the DIP Lenders;

•      cessation of the DIP Liens or the DIP Claims to be valid, perfected and enforceable in all respects;

•      Permitted Variances under the Budget are exceeded for any period of time without consent of or waiver by the DIP Agent at the direction of the Required DIP Lenders;

•      any uninsured judgments are entered with respect to any post-petition non-ordinary course claims against any of the Debtors or any of their respective affiliates in a combined aggregate amount in excess of $50,000 unless stayed;

•      any Debtor asserting any right of subrogation or contribution against any other Debtor until all borrowings under the DIP Facility are paid in full and the commitments are terminated;

•      subject to entry of the Final DIP Order, the allowance of any claim or claims under Section 506(c) of the Bankruptcy Code or otherwise against any DIP Lender;

•      the commencement of a suit or action against any DIP Lender and, as to any suit or action brought by any person other than any Debtor or an officer or employee of any Debtor, the continuation thereof without dismissal for thirty (30) days after service thereof on the DIP Lenders, that asserts or seeks by or on behalf of the Debtors, any Committee or any other party in interest in any of the Bankruptcy Cases, a claim or any legal or equitable remedy that would (i) have the effect of subordinating any or all of the DIP Obligations or DIP Liens of the DIP Lenders under the DIP Loan Documents to any other claim, or (ii) have a material adverse effect on the rights and remedies of the DIP Agent and/or the DIP Lenders under any DIP Loan Document or the collectability of all or any portion of the DIP Obligations;

•      the entry of an order in any Bankruptcy Case avoiding or requiring repayment of any portion of the payments made on account of the DIP Obligations owing under the DIP Credit Agreement or the other DIP Loan Documents;

•      an order shall have been entered by the Bankruptcy Court prohibiting, limiting or restricting the right of the DIP Agent (on behalf of the DIP Lenders) to credit bid for any or all of the Debtors’ assets; and

•      the payment of any prepetition claim other than (i) as consented to by the Required DIP Lenders, (ii) as authorized by the Budget, (iii) permitted under the terms of the DIP Credit Agreement or (iv) as authorized by the Bankruptcy Court pursuant to the “first day” or “second day” orders or the Interim Order or the Final DIP Order and reflected in the Budget.

Termination:

Upon the occurrence and during the continuance of an Event of Default, the DIP Agent, at the direction of the Required DIP Lenders shall, by written notice to the Borrower, its counsel, the U.S. Trustee and counsel for any statutory committee, terminate the DIP Facility, declare the obligations in respect thereof to be immediately due and payable and, subject to the immediately following paragraph, exercise all rights and remedies under the DIP Loan Documents, the Interim Order, and the Final DIP Order.

Remedies:

The DIP Agent and the DIP Lenders shall have customary remedies upon the occurrence and during the continuance of an Event of Default, including, without limitation, the following:

Without further order from the Bankruptcy Court, and subject to the terms of the Interim Order and the Final DIP Order (including in respect of any required notices), the automatic stay provisions of section 362 of the Bankruptcy Code shall be vacated and modified to the extent necessary to permit the DIP Agent and the DIP Lenders to exercise, upon the occurrence and during the continuance of any Event of Default under their respective DIP Loan Documents, all rights and remedies provided for in the DIP Loan Documents, and to take any or all of the following actions without further order of or application to the Bankruptcy Court (as applicable): (a) immediately terminate the Debtors’ limited use of any cash collateral; (b) cease making any DIP Loans under the DIP Facility to the Debtors; (c) declare all DIP Obligations to be immediately due and payable; (d) freeze monies or balances in the Debtors’ accounts (and, with respect to the DIP Credit Agreement and the DIP Facility, sweep all funds contained in the Controlled Accounts); (e) immediately set-off any and all amounts in accounts maintained by the Debtors with the DIP Agent or the DIP Lenders against the DIP Obligations, or otherwise enforce any and all rights against the DIP Collateral in the possession of any of the applicable DIP Lenders, including, without limitation, disposition of the DIP Collateral solely for application towards the DIP Obligations; and (f) take any other actions or exercise any other rights or remedies permitted under the Interim Order and the Final DIP Order, the DIP Loan Documents or applicable law to effect the repayment of the DIP Obligations; provided, however, that the DIP Agent and the DIP Lenders must provide the Debtors with three (3) business days’ written notice (which may be by email) before exercising any enforcement rights or remedies; provided, further, that neither the Debtors, the Committee nor any other party-in-interest shall have the right to contest the enforcement of the remedies set forth in the Interim Order and the Final DIP Order and the DIP Loan Documents on any basis other than an assertion that an Event of Default has not occurred or has been cured within the cure periods expressly set forth in the applicable DIP Loan Documents. The Debtors shall cooperate fully with the DIP Agent and the DIP Lenders in their exercise of rights and remedies, whether against the DIP Collateral or otherwise.

The Debtors shall waive any right to seek relief under the Bankruptcy Code, including under section 105 thereof, to the extent such relief would restrict or impair the rights and remedies of the DIP Agent and the DIP Lenders set forth in the Interim Order and the Final DIP Order and in the DIP Loan Documents.

Adequate Protection:

As adequate protection for the use of the collateral securing the Prepetition Obligations (the “Prepetition Collateral”), the Prepetition Term B Agent, on behalf of and for the benefit of the Prepetition Term B Lenders, and the Prepetition Term B Lenders, shall receive, in each case subject to the Carve Out:

(i)    current payment of all reasonable and documented (in summary form) out-of-pocket fees, costs and expenses of (x) the Prepetition Term B Agent (limited, in the case of counsel, to all reasonable and documented out-of-pocket fees, costs, disbursements and expenses of [JBBG] as its counsel, and any successor counsel, and one local counsel) and (y) the Prepetition Term B Lenders (limited, in the case of counsel, to all reasonable and documented out-of-pocket fees, costs, disbursements and expenses of Province Inc. and of K&S as its counsel, and any successor counsel, and one local counsel);

(ii)   replacement liens to the extent of any postpetition diminution in value of the Prepetition Term B Lenders’ interest in the Collateral resulting from the use, sale or lease by the Debtors of such Prepetition Collateral and/or the imposition of the automatic stay, including replacement liens on all Unencumbered Property of the Debtors, which liens will be junior to DIP Liens (the “Prepetition Term B Lender Adequate Protection Liens”) and senior to Prepetition Liens;

(iii)   superpriority administrative expense claims to the extent of any postpetition diminution in value of the Prepetition Term B Lenders’ interest in the Collateral resulting from the use, sale or lease by the Debtors of such Prepetition Collateral and/or the imposition of the automatic stay (the “Prepetition Term B Lender Superpriority Claims”), which claims will be junior to the DIP Obligations and be payable from and have recourse to all assets and property of the Debtors; and

(iv)   reasonable access to the Debtors’ books and records and such financial reports as are provided to the DIP Agent pursuant to provisions (i) through (iii) above of the Financial Reporting Requirements section.

(the foregoing clauses (i)-(iv), the “Adequate Protection Package”).[4]

The Interim Order and the Final DIP Order shall provide that the Debtors’ agreement to the Milestones and the Budget shall constitute a component of the Adequate Protection Package.

The Interim Order shall include language providing for the payment of all outstanding fees and expenses referenced in the foregoing clauses (i) and (ii) through and including the Petition Date upon entry of the Interim Order.

For the avoidance of doubt, any and all payments made on account of the Prepetition Term B Obligations to the Prepetition Term B Lenders in connection with the Adequate Protection Package shall be distributed in accordance with the waterfall set forth in the Prepetition Term B Credit Agreements.

4 NTD: Interim Order and Final Order to include customary adequate protections for Prepetition BAML Obligations including, without limitation, (1) until the BAML Payoff Date, current pay of interest and reasonable and documented attorney’s fees, and customary cash collateral usage provisions (Milestones, reporting requirements, etc.), and (2) until the indefeasible repayment in full of the Prepetition BAML Obligations (including the running of the Investigation Period without a Challenge being filed), replacement liens and administrative expense claims and current pay of any contingent indemnification, reimbursement or similar surviving obligations arising under or in connection with the Prepetition BAML Obligations (including any reasonable and documented attorneys’ fees related thereto).

Marshalling and Waiver of 506(c) and 552(b) Claims:

Effective upon entry of the Final DIP Order, the DIP Agent, the DIP Lenders, the Prepetition BAML Agent, the Prepetition BAML Lenders, the Prepetition Term B Agent, and the Prepetition Term B Lenders shall not be subject to the equitable doctrine of “marshalling” or any similar doctrine with respect to the DIP Collateral or the Prepetition Collateral, as applicable, and all proceeds shall be received and applied pursuant to the Final DIP Order and the DIP Loan Documents notwithstanding any other agreement or provision to the contrary.

Effective upon entry of the Final DIP Order, the Debtors (on behalf of themselves and their estates) shall waive, and shall not assert in the Chapter 11 Cases or any successor cases, (i) any surcharge claim under sections 105(a) and/or 506(c) of the Bankruptcy Code or otherwise for any costs and expenses incurred in connection with the preservation, protection or enhancement of, or realization by the DIP Agent, the DIP Lenders, the Prepetition BAML Agent, the Prepetition BAML Lenders, the Prepetition Term B Agent, and the Prepetition Term B Lenders, upon the DIP Collateral, or the Prepetition Collateral and (ii) the DIP Agent, the DIP Lenders, the Prepetition BAML Agent, the Prepetition BAML Lenders, the Prepetition Term B Agent, and the Prepetition Term B Lenders shall each be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the DIP Agent, the DIP Lenders, the Prepetition BAML Agent, the Prepetition BAML Lenders, the Prepetition Term B Agent, and the Prepetition Term B Lenders with respect to proceeds, product, offspring or profits of any of the Prepetition Collateral or DIP Collateral.

Indemnification:

The Debtors shall jointly and severally indemnify and hold harmless the DIP Agent, each DIP Lender and each of their affiliates and each of the respective officers, directors, employees, controlling persons, agents, advisors, attorneys and representatives of each (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to the DIP Facility, the DIP Loan Documents or the transactions contemplated thereby, or any use made or proposed to be made with the DIP Proceeds, whether or not such investigation, litigation or proceeding is brought by any Debtor or any of its subsidiaries, any shareholders or creditors of the foregoing, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby or under the DIP Loan Documents are consummated, except, with respect to any Indemnified Party, to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party’s gross negligence or willful misconduct or any of such Indemnified Party’s affiliates or their respective principals, directors, officers, employees, representatives, agents, attorneys or third party advisors. No Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Debtor or any of its subsidiaries or any shareholders or creditors of the foregoing for or in connection with the transactions contemplated hereby, except, with respect to any Indemnified Party, to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party’s gross negligence or willful misconduct or any of such Indemnified Party’s affiliates or their respective principals, directors, officers, employees, representatives, agents, attorneys or third party advisors. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages.

Expenses:

The Borrower and each Guarantor shall jointly and severally pay (i) (x) all reasonable and documented (in summary form) out-of-pocket fees, costs, disbursements and expenses of the DIP Agent (including (and limited, in the case of counsel, to) all reasonable and documented out-of-pocket fees, costs, disbursements and expenses of the DIP Agent’s counsel, [JBBG], and, to the extent necessary, one firm of local counsel engaged by the DIP Agent in connection with the Debtors’ Chapter 11 Cases, and any successor counsel to each), and any other professional advisors retained by the DIP Agent at the direction of the Required DIP Lenders in their reasonable discretion and (y) all reasonable and documented (in summary form) out-of-pocket fees, costs, disbursements and expenses of the DIP Lenders (including (and limited, in the case of counsel, to) all reasonable and documented out-of-pocket fees, costs, disbursements and expenses of the DIP Lenders’ counsel, K&S, and, to the extent necessary, one firm of local counsel engaged by the DIP Lenders in connection with the Debtors’ Chapter 11 Cases, and any successor counsel to each), in each case of the foregoing clauses (x) and (y), in connection with the negotiations, preparation, execution and delivery of the DIP Loan Documents and the funding of all DIP Loans under the DIP Facility, including, without limitation, all due diligence, transportation, computer, duplication, messenger, audit, insurance, appraisal, valuation and consultant costs and expenses, and all search, filing and recording fees, incurred or sustained by the DIP Agent or DIP Lenders and their respective counsel and professional advisors in connection with the DIP Facility, the DIP Loan Documents or the transactions contemplated thereby, the administration of the DIP Facility and any amendment or waiver of any provision of the DIP Loan Documents, and (ii) without duplication, (x) all reasonable and documented (in summary form) out-of-pocket fees, costs, disbursements and expenses of the DIP Agent (including (and limited, in the case of counsel, to) all reasonable and documented out-of-pocket fees, costs, disbursements and expenses of [JBBG] (and any successor counsel) as outside counsel to the DIP Agent (and any successor counsel), and, to the extent necessary, one firm of local counsel engaged by the DIP Agent in each relevant jurisdiction, and any successor counsel to such primary counsel and local counsel, and any other professional advisors retained by the DIP Agent at the direction of the Required DIP Lenders in their reasonable discretion) and (y) all reasonable and documented (in summary form) out-of-pocket fees, costs, disbursements and expenses of the DIP Lenders (including (and limited, in the case of counsel, to) all reasonable and documented out-of-pocket fees, costs, disbursements and expenses of Province, Inc. and K&S (and any successor counsel) as outside counsel to the DIP Lenders (and any successor counsel), and, to the extent necessary, one firm of local counsel engaged by the DIP Lenders in each relevant jurisdiction, and any successor counsel to such primary counsel and local counsel, in each case of the foregoing clauses (x) and (y), in connection with (A) the enforcement of any rights and remedies under the DIP Loan Documents, (B) the Chapter 11 Cases, including attendance at all hearings in respect of the Chapter 11 Cases; and (C) defending and prosecuting any actions or proceedings arising out of or relating to the Prepetition Obligations, the DIP Obligations, the Liens securing the Prepetition Obligations and the DIP Obligations, or any transaction related to or arising in connection with the Prepetition Loan Documents, the DIP Credit Agreement or the other DIP Loan Documents (in the case of the Prepetition Obligations and the Liens securing the Prepetition Obligations, to the extent provided in the Prepetition Loan Documents).

Assignments and Participations:	No consent of the Borrower shall be required for any assignments. Each DIP Lender shall have the right to sell participations in its DIP Loans, subject to customary voting limitations.
Removal of DIP Lenders:

The Required DIP Lenders shall have the right to cause any DIP Lender (under certain situations to be specified in the DIP Credit Agreement) to assign its DIP Loans, DIP Commitment or any other obligations to one or more existing and consenting DIP Lenders.

Required DIP Lenders:

DIP Lenders holding more than 50.0% of the DIP Commitments (the “Required DIP Lenders”), except as to matters requiring unanimity under the DIP Credit Agreement (e.g., the reduction of interest rates, the extension of interest payment dates, the reduction of fees, the extension of the maturity of the Borrower’s obligations, any change in the superpriority status of the Borrower’s and Guarantors’ obligations under the DIP Facility and the release of all or substantially all of the DIP Collateral).

Miscellaneous:

The DIP Credit Agreement will include standard yield protection provisions (including, without limitation, provisions relating to compliance with risk-based capital guidelines, increased costs, payments free and clear of withholding taxes and customary EU bail-in provisions).

Governing Law:	Except as governed by the Bankruptcy Code, the law of the State of New York.
Counsel to the DIP Agent:	[James-Bates-Brannan-Groover LLP]

Counsel to the DIP Lenders:	King & Spalding LLP
Local Counsel to the DIP Lenders:	Morris, Nichols, Arsht & Tunnell LLP

Counsel to the Debtors:	Gibson, Dunn & Crutcher LLP
Local Counsel to the Debtors:	Pachulski Stang Ziehl & Jones LLP

EXHIBIT E

JOINDER

This Joinder to the Restructuring Support Agreement, dated as of [_____], 2021 by and among each of the Company Parties and the Consenting Parties signatory thereto (as amended, supplemented or otherwise modified, the “RSA), is executed and delivered by __________________ (the “Joining Party”) as of ___________, 2021. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the RSA.

1.            Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the RSA (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a Party for all purposes under the RSA.

2.            Representations and Warranties. With respect to the aggregate principal amount of Consenting Lender Holdings, as applicable, held by the Joining Party upon consummation of the sale, assignment, transfer, hypothecation or other disposition (including by participation) of such Consenting Lender Holdings listed on the signature page hereto, the Joining Party hereby makes the representations and warranties, as applicable, to the Company set forth in the RSA.

3.            Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

Name of Institution:

By:
Name:
Title:

Principal amount of Loans: $

Notice Address:

Attn:
Phone:
Email:

[Signature Page to Joinder]